UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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The Finish Line, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

June 17, 2008
Dear Shareholder:
     You are cordially invited to attend the 2008 Annual Meeting of Shareholders of The Finish Line, Inc., on Thursday, July 17, 2008, at 9:00 a.m. EST, to be held at The Finish Line, Inc. Corporate Office, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235. Members of your Board of Directors and management look forward to greeting those shareholders who are able to attend.
     The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.
     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.
     Your interest and participation in the affairs of the Company are greatly appreciated.

Respectfully,

Alan H. Cohen,
Chairman of the Board
and Chief Executive Officer

GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
BOARD OF DIRECTORS, COMMITTEES AND MEETINGS
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
FISCAL YEAR 2008 SUMMARY COMPENSATION TABLE
FISCAL YEAR 2008 GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
FISCAL YEAR 2008 OPTION EXERCISES AND STOCK VESTED TABLE
FISCAL YEAR 2008 NONQUALIFIED DEFERRED COMPENSATION TABLE
POTENTIAL PAYMENTS IN THE EVENT OF TERMINATION OR A CHANGE IN CONTROL
FISCAL YEAR 2008 DIRECTOR COMPENSATION TABLE
AUDIT COMMITTEE REPORT
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
PROPOSALS OF SHAREHOLDERS
MISCELLANEOUS
APPENDIX A

THE FINISH LINE, INC.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
Notice of Annual Meeting of Shareholders
to be held July 17, 2008
TO THE SHAREHOLDERS OF THE FINISH LINE, INC.:
     Notice is hereby given that the 2008 Annual Meeting of Shareholders of The Finish Line, Inc. (the “Company”) to be held at the Company’s Corporate Office at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235 on Thursday, July 17, 2008, at 9:00 a.m. EST, will be conducted for the following purposes:
(1)	To elect one Class I director to serve on the Company’s Board of Directors until the 2011 Annual Meeting of Shareholders;

(2)	To approve and ratify an amendment to the Company’s 2002 Stock Incentive Plan to permit non-employee directors to receive incentive stock awards and to eliminate the automatic grant of stock options to non-employee directors and instead make such grants of stock options discretionary;

(3)	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 28, 2009; and

(4)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
     Only shareholders of record at the close of business on May 23, 2008, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Gary D. Cohen,
Executive Vice President,
General Counsel and Secretary
Indianapolis, Indiana
June 17, 2008
Your vote is important. Accordingly, you are asked to complete, sign, date and return the accompanying Proxy Card in the envelope provided, which requires no postage if mailed in the United States.

The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
JULY 17, 2008

GENERAL INFORMATION
This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about June 17, 2008, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Finish Line, Inc. (“Finish Line” or the “Company”) for use at the 2008 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Company’s Corporate Office at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 17, 2008, at 9:00 a.m. local time, and any adjournment or postponement thereof. At the Annual Meeting, the Company’s shareholders will be asked to: (i) elect one Class I director to serve on the Board until the 2011 Annual Meeting of Shareholders, (ii) approve and ratify an amendment to the Company’s 2002 Stock Incentive Plan to permit non-employee directors to receive stock incentive awards and to eliminate the automatic grant of stock options to non-employee directors and instead make such grants of stock options discretionary, (iii) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 28, 2009, and (iv) vote on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement and related proxy materials are being first mailed to shareholders on or about June 17, 2008.
Throughout this Proxy Statement, fiscal 2007 and fiscal 2008 represent the fiscal years ended March 3, 2007, and March 1, 2008, respectively.
Persons Making the Solicitation
The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company’s shareholders. In addition to the mailing of this proxy statement, proxies may be solicited personally or by telephone or fax by officers or employees of the Company, none of whom will receive additional compensation therefrom. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A Common Shares.
Voting at the Meeting
Shareholders of record of the Company’s Class A Common Shares and Class B Common Shares at the close of business on May 23, 2008, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 49,711,097 Class A Common Shares and 5,141,336 Class B Common Shares were outstanding and entitled to vote. Each outstanding Class A Common Share entitles the holder thereof to one vote and each outstanding Class B Common Share entitles the holder thereof to ten votes.
In the election of directors, the one nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for such nominee shall be elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Shareholders do not have the right to cumulate their votes in the election of directors. The affirmative vote of a majority of the votes cast is required to ratify and approve the amendment to the 2002 Stock Incentive Plan. With respect to the 2002 Stock Incentive Plan amendment, abstentions will be treated as “No” votes but broker non-

votes will have no effect on the vote. More votes cast in favor of the proposition than are cast against it are required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 28, 2009.
Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.
Revocability of Proxy
A proxy may be revoked by a shareholder prior to voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of a shareholder who has appointed a proxy will not revoke the prior appointment.
If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted “FOR” the election of the one Class I director nominee indicated herein to serve on the Board until the 2011 Annual Meeting of Shareholders, “FOR” approval and ratification of an amendment to the Company’s 2002 Stock Incentive Plan to permit non-employee directors to receive stock incentive awards and to eliminate the automatic grant of stock options to non-employee directors and instead make such grants of stock options discretionary, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 28, 2009, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.
ELECTION OF CLASS I DIRECTORS
(Item 1 on your Proxy)
The Company’s Bylaws provide for dividing the Board into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year, and with each director to hold office until his or her successor is duly elected and qualified, except in the event of his or her death, resignation or removal. The term of the Class I directors, consisting of Alan H. Cohen and Jeffrey H. Smulyan, will expire at the 2008 Annual Meeting of Shareholders, the term of the Class II directors, consisting of Larry J. Sablosky, Bill Kirkendall and William P. Carmichael, will expire at the 2009 Annual Meeting of Shareholders, and the term of the Class III directors, consisting of David I. Klapper, Stephen Goldsmith and Catherine A. Langham, will expire at the 2010 Annual Meeting of Shareholders.
The persons named in the accompanying Proxy Card as proxies for this meeting will vote in favor of the one nominee as a Class I director of the Company unless otherwise indicated by the shareholder on the Proxy Card. Mr. Jeffrey H. Smulyan, a Class I director, has determined to not stand for reelection at the upcoming Annual Meeting of Shareholders. The remaining Class I director elected at the 2008 Annual Meeting will serve for a three-year term expiring at the 2011 Annual Meeting of Shareholders, and until his successors are duly elected and qualified, except in the event of his death, resignation, or removal. Management has no reason to believe that the nominee will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.

Nominees
The sole nominee for election as a Class I director of the Company is Alan H. Cohen. Mr. Alan H. Cohen currently serves as a director of the Company. The nominee for election as a Class I director of the Company was selected by the Board upon the recommendation of the independent directors of the Board, meeting in executive session. See “Management — Executive Officers and Directors” for additional information concerning the nominees, and “Board of Directors, Committees and Meetings - Nomination Process” for additional information regarding the Board’s criteria for selecting director nominees.
Recommendation of the Board of Directors
The Board unanimously recommends that shareholders vote “FOR” the Class I director nominee set forth above. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 1 on your Proxy).
APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN OF THE FINISH LINE, INC. (AS AMENDED AND RESTATED JULY 21, 2005) TO PERMIT NON-EMPLOYEE DIRECTORS TO RECEIVE STOCK INCENTIVE AND STOCK OPTION AWARDS AND TO ELIMINATE THE AUTOMATIC GRANT OF STOCK OPTIONS TO SUCH DIRECTORS
(Item 2 on your Proxy)
At the Annual Meeting, the shareholders of the Company will be asked to approve and ratify an amendment to the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005), as amended (the “Plan”), to permit non-employee directors to receive at the Company’s discretion stock incentive awards and to eliminate the automatic grant of stock options to such directors and instead make such grants of stock options discretionary (the “Amendment”).
As of May 23, 2008, 2,281,750 Class A Common Shares (the “Shares”) remained available for stock awards under the Plan. As of that date, there were stock options for 3,419,150 Class A Common Shares outstanding under the Plan and there were 963,900 shares of incentive stock outstanding under the Plan. The Plan currently provides that non-employee directors shall be granted automatically options for not more than 8,000 Shares on an annual basis; provided that new directors are awarded automatically options for not more than 14,000 Shares. Non-employee directors are not currently eligible to receive other stock awards under the Plan. The Board of Directors believes it is in the best interest of the Company to attract, retain and motivate non-employee directors of the Company and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such persons in the Company. Consistent with this goal, the Company’s Board of Directors has concluded that other forms of stock benefits, including incentive stock grants, should be permitted under the Plan for such non-employee directors. Moreover, the Board of Directors believes the Compensation and Stock Option Committee should have the flexibility to decide not to grant annual stock awards to non-employee directors or to grant stock options to non-employee directors in amounts that differ from those currently specified in the Plan. Accordingly, on June 9, 2008, the Board amended the Plan, subject to shareholder approval, to permit non-employee directors to receive incentive stock awards under the Plan and to delete provisions in the Plan that automatically grant stock options to such non-employee directors and instead make such grants of stock options discretionary. The Amendment is being submitted to shareholders for their approval at the Annual Meeting.
Summary of the Plan
The principal features of the Plan, as amended, are summarized below. The summary does not contain all information that may be important to you. The complete text of the Amendment is set forth as Appendix A to this Proxy Statement.
Plan Administration. The Plan is administered by the Compensation and Stock Option Committee (for purposes of this Item, the “Committee”) of the Board of Directors which consists solely of directors who qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. The Committee has the sole authority to, among other things:
•	prescribe, amend and rescind rules and regulations relating to the Plan;

•	determine which persons are eligible to participate in the Plan;

•	grant awards under the Plan;

•	establish, verify the satisfaction of, adjust, reduce or waive any performance goals or other conditions to the grant of awards under the Plan;

•	prescribe and amend the terms of documents evidencing awards made under the Plan;

•	interpret and construe the Plan; and

•	make all other determinations deemed necessary or advisable for administration of the Plan.
With respect to any award that is not intended to satisfy Section 162(m)(4)(C) of the Code or Rule 16b-3 of the Exchange Act, the Committee may appoint one or more separate committees composed of one or more directors of the Company or, to the extent permitted by law, one or more officers of the Company, and delegate to any such subcommittee the authority to grant awards.
Eligibility. Any person who is an employee or prospective employee of the Company or any of its affiliates shall be eligible to be considered for the grant of awards under the Plan. In addition, non-employee directors are eligible to receive stock option and incentive stock awards under the Plan. As of May 23, 2008, five non-employee directors and 12,795 employees of the Company and its subsidiaries were eligible to receive awards under the Plan.
Shares Subject to the Plan. The aggregate number of Class A Common Shares (“Shares”) that may be issued pursuant to all awards granted under the Plan shall not exceed 6,500,000 plus the number of Shares subject to awards granted under the Company’s Non-Employee Director Stock Option Plan (the “Director Plan”) or the Company’s 1992 Employee Stock Incentive Plan but which are not issued under such plans as a result of the cancellation, expiration or forfeiture of such awards, provided that, to the extent that options granted to a particular employee are intended to qualify as performance-based compensation under Section 162(m) of the Code, any cancelled, expired, or forfeited shares underlying the options shall continue to be counted against the maximum number of shares that may be granted to the employee. The aggregate number of Shares that may be issued pursuant to the exercise of options intended to qualify as “Incentive Stock Options” pursuant to Section 422 of the Code (“ISOs”) shall not exceed 6,500,000. The aggregate number of Shares subject to options granted under the Plan during any calendar year to any one individual shall not exceed 1,000,000, and the aggregate number of Shares issued or issuable under all awards other than options granted under the Plan during one calendar year to any one individual shall not exceed 1,000,000.
For federal income tax purposes, the maximum compensation payable to employees pursuant to options and other awards under the Plan pursuant to which Shares will be issued is equal to: (a) the number of Shares with respect to which awards may be issued under the Plan, multiplied by the value of such Shares on the date such compensation is measured (which, in the case of non-qualified options (defined below), will generally be the date of exercise of the options); less (b) the price paid by the employee for such shares.
Adjustments. The maximum number of Shares available for issuance under the Plan as well as the exercise or settlement prices of awards under the Plan will be adjusted to reflect certain events, such as a stock dividend, stock split, combination of shares, recapitalization or reorganization. However, such adjustments shall be made so as to not affect the status of any award intended to qualify as an “Incentive Stock Option” pursuant to Section 422 of the Code (an “ISO”) or as “performance-based compensation” under Section 162(m) of the Code.

Term, Amendment and Termination. The Plan, as currently in effect, became effective on July 21, 2005, and has been amended once. The Amendment being considered at this Annual Meeting of shareholders will become effective when adopted by the Company’s shareholders. No awards shall be granted pursuant to the Plan more than 10 years after the effective date of the Plan. The Board may amend, alter or discontinue the Plan or any agreement or other document evidencing an award made under the Plan, but for the most part, no such amendment shall materially increase the maximum number of Shares for which awards may be granted or change the class of persons eligible under the Plan without shareholder approval. No amendments or alterations shall be made which would impair the rights of any award holder without such holder’s consent unless the Committee determines that such amendment is required or advisable or to satisfy a law or regulation or to meet the requirements of an accounting standard. The Committee may prescribe, amend and rescind rules and regulations relating to the Plan.
Options. The Committee may grant an option or provide for the grant of an option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the award or within the control of others.
The purchase price per share of the shares subject to each option granted under the Plan shall be determined by the Committee. However, if an option is intended to qualify as an ISO or as qualifying performance-based compensation under Section 162(m) of the Code, the exercise price shall be equal to or exceed 100% of the fair market value of a Share on the date the option is granted and if an option is intended to qualify as an ISO and the optionee holds (director or indirectly) 10% or more of the voting power of the outstanding stock of the Company, the exercise price shall be equal to or exceed 110% of the fair market value of a Share on the grant date. The term of each option granted under the Plan shall not exceed 10 years from the date of its grant, though the Committee may provide for a lesser term.
Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the option’s term as determined by the Committee. At any time after the grant of an option the Committee may reduce or eliminate restrictions surrounding the participant’s right to exercise all or part of the option. However, no option other than non-employee director options shall first become exercisable within one year from their date of grant, other than on death or disability of the eligible person or upon certain transactions. Subject to certain exceptions, upon termination of a grantee employee prior to the full exercise of an option, the unexercised portion of the option shall be subject to such procedures as the Committee may establish, except that all options held by non-employee directors as of the date of cessation of service as a director may be exercised in accordance with their terms until the earlier of two years after such termination or the expiration of the applicable option term.
Incentive Bonuses. An employee may become entitled to receive an amount based on satisfaction of certain criteria (an “Incentive Bonus”). Each Incentive Bonus award will confer upon the employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.
The Committee shall establish the performance criteria and level of achievement that shall determine the target and maximum amount payable under an Incentive Bonus award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. The maximum amount payable pursuant to the portion of an Incentive Bonus granted for any fiscal year to any individual that is intended to satisfy the requirements for “performance-based compensation” shall not exceed $500,000. The performance criteria for any portion of an Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” will be measured based on one or more

“qualifying performance criteria” as described below under “Summary of the Plan — Qualifying Performance Criteria.”
The Committee shall determine the timing of any Incentive Bonus. The Committee may permit a participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. An Incentive Bonus may be payable in shares, in cash or in other property. Any Incentive Bonus that is paid in cash or in other property shall not affect the number of shares otherwise available for issuance under the Plan.
Notwithstanding satisfaction of any performance goals, to the extent the Committee provides, the amount paid under an Incentive Bonus award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.
The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.
Incentive Stock. “Incentive Stock” is an award or issuance of Shares, the grant, issuance, retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued service or performance conditions) and terms as the Committee deems appropriate.
Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an eligible person, which may vary from time to time and among eligible persons and which may be below the fair market value of such shares at the date of grant or issuance.
The grant, issuance, retention and/or vesting of shares of Incentive Stock shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The performance criteria for any Incentive Stock that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be measured based on one or more “qualifying performance criteria” as described below under “Summary of the Plan — Qualifying Performance Criteria.” Subject to certain exceptions, upon a termination of service of an eligible person prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock awards granted shall be subject to such procedures as determined by the Committee.
Qualifying Performance Criteria. One or more of the following performance criteria will be the performance criteria for any Incentive Bonus or Incentive Stock intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code:
•	cash flow,

•	earnings per share,

•	earnings before interest, taxes and amortization,

•	return on equity,

•	total shareholder return,

•	share price performance,

•	return on capital,

•	return on assets or net assets,

•	revenue,

•	income or net income,

•	operating income or net operating income,

•	operating profit or net operating profit,

•	operating margin or profit margin,

•	return on operating revenue,

•	market share, and

•	overhead or other expense reduction.
These criteria will apply either individually, alternatively or in any combination, to either the Company as a whole or to a business unit or a subsidiary, either individually, alternatively or in any combination. The Company will measure them either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award.
The Committee will appropriately adjust any evaluation of performance under qualifying performance criteria to exclude any of the following events that occurs during a performance period:
•	asset write-downs,

•	litigation or claim judgments or settlements,

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results,

•	accruals for reorganization and restructuring programs, and

•	any extraordinary, non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year.
Transferability. Unless the agreement or other document evidencing an award expressly states that the award is transferable, no award granted under the Plan, nor any interest in such award may be assigned or transferred prior to the vesting or lapse of any and all applicable restrictions, other than by will or the laws of descent and distribution. The Committee may grant an award or amend an outstanding award to provide that the award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, provided that following any such transfer or assignment the award will remain subject to substantially the same terms applicable to the award while held by the participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.
Change in Control. In the event of a Change in Control (as defined below) any or all outstanding awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to shareholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares of the Company held by the participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) refuses to assume or substitute awards, as provided above, pursuant to a Change in Control transaction, such awards (in the case of options, to the extent not exercised prior to the date of such transaction and in the case of all other awards, to the extent not fully vested and free from any restriction prior to the date of such transaction) will expire on such transaction at such time and on such conditions as the Committee determines. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, but need not, provide in the terms of the award for alternative treatment and/or provide that the vesting of any or all awards granted pursuant to the Plan will accelerate in connection with a Change in Control.
For the purposes of this Item a “Change in Control” is: (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is not substantial change in the shareholders of the Company or their relative stock holdings and the awards granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction.
Federal Income Tax Consequences
The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Recipients of options or other awards should not rely on this discussion for individual tax advice, as each recipient’s situation and the tax consequences of any particular award will vary depending on the specific facts and circumstances involved. Each recipient is advised to consult his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.
Grant of Options. An optionee will not recognize any taxable income at the time an option is granted and the Company will not be entitled to a federal income tax deduction at that time.
Exercise of ISOs. No ordinary income will be recognized by the holder of an ISO at the time of exercise. The excess of the fair market value of the Shares at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum tax” at the date of exercise. If the optionee holds the Shares purchased for the greater of two years after the date the option was granted and one year after the acquisition of such Shares, the difference between the aggregate option price and the amount realized upon disposition of the Shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction.
If the Shares acquired upon exercise of an ISO are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Shares purchased at the time of exercise over the aggregate option exercise price or (ii) the excess of the amount realized upon disposition of such Shares over the option exercise price. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the optionee. The excess, if any, of the amount realized upon disposition of the Shares in a disqualifying disposition over the fair market value of the Shares at the time of exercise will constitute capital gain.
Exercise of Non-Qualified Options. Taxable ordinary income will be recognized by the holder of an option that does not qualify as an ISO (a “non-qualified option”) at the time of exercise, in an amount equal to the excess of the fair market value of the Shares purchased at the time of such exercise over the aggregate option exercise price. The Company will be entitled to a federal income tax deduction equal to that amount. The optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of a subsequent sale of the shares. The capital gain or loss will be short term or long term depending on the period of time the shares are held by the optionee following exercise.
Incentive Bonus. An eligible person receiving an Incentive Bonus grant will not recognize income, and the Company will not be allowed a deduction, at the time the grant is made as long as the Incentive Bonus is subject to a substantial risk of forfeiture. When the Incentive Stock is no longer subject to a substantial risk of forfeiture and the recipient receives payment in cash or Shares, the amount of cash and the fair market value of the Shares received will be ordinary income to the recipient. The Company will be entitled to a federal income tax deduction equal to that amount.
Incentive Stock. An eligible person receiving a grant of Incentive Stock that is not subject to vesting restrictions generally will recognize ordinary income (and the Company will be entitled to a deduction) upon the receipt of shares at the end of the performance period relating to such Incentive Stock award equal to the excess of the fair market value of the Shares received at such time over the purchase price, if any.
If an Incentive Stock award consists of the grant of restricted Shares that vest over time, then the recipient will not recognize income when the restricted shares are received, unless the recipient makes the election described below. While the restrictions are in effect, the recipient will recognize compensation income equal to the amount of the dividends received and the Company will be allowed a deduction in a like amount.
When the restrictions on the Shares are removed or lapse, the excess of fair market value of such Shares on the date the restrictions are removed or lapse over the amount paid by the recipient for the Shares will be ordinary income to the recipient. The Company will be entitled to a federal income tax deduction equal to that amount. Upon disposition of the Shares, the gain or loss recognized by the recipient will be treated as a capital gain or loss. The capital gain or loss will be short term or long term depending upon the period of time the Shares are held by the participant following the removal or lapse of the restrictions.
If a Section 83(b) election is filed by the recipient with the Internal Revenue Service within 30 days after the date of grant of restricted Incentive Stock, then the recipient will recognize ordinary income and the holding period will commence as of the date of grant. The amount of ordinary income recognized by the recipient will equal the excess of the fair market value of the shares as of the date of grant over the amount paid by the recipient for the Shares. The Company will be entitled to a deduction in a like amount. If such election is made and the recipient thereafter forfeits the restricted Shares, the recipient may be entitled to a capital loss.
Miscellaneous Rules. Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or any applicable withholding tax obligations under the Plan by delivering previously owned Shares or by reducing the number of Shares otherwise issuable pursuant to the award. The surrender or withholding of such Shares will in certain circumstances result in the recognition of income with respect to such Shares or a carry-over basis in the Shares acquired, and may constitute a disqualifying disposition with respect to ISO shares.
As described above, the terms of the agreements pursuant to which specific awards are made to participants under the Plan may provide for accelerated vesting or payment of an award in connection with a Change in Control. In that event and depending on the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any excess parachute payments and the Company will be denied any deduction with respect to such payments. Participants in the Plan should consult their tax advisors as to whether accelerated vesting of an award in connection with a Change in Control would give rise to an excess parachute payment.
Withholding Taxes. No withholding taxes are payable in connection with the grant of any stock option or the exercise of an ISO. However, withholding taxes must be paid at the time of exercise of any non-qualified option. In respect of all other awards, withholding taxes must be paid whenever the participant recognizes income for tax purposes.
New Plan Benefits
The benefits that will be received under the 2002 Stock Incentive Plan, as amended by the Amendment, in the future are not determinable, except as provided below.
The Company’s Board has commissioned Mercer to provide it with a review and report regarding the compensation of members of the Board versus competitor peers and to recommend any adjustments to that compensation. The Company has received some preliminary feedback from Mercer that may result in adjustments to both the amount and the type of compensation it provides to non-employee directors.
Subject to Mercer’s final report and its review and consideration by the Board, the Company may limit, and perhaps eliminate, the grant of stock options to our non-employee directors and may begin making grants of Incentive Stock to non-employee directors. The Incentive Stock grants being considered by the Committee include up to $40,000 of Incentive Stock as an initial grant at the start of a director’s service on the Board and up to $30,000 of Incentive Stock as an annual grant. The grants of Incentive Stock are expected to be subject to vesting and the vesting may be subject to the director’s continued service for a one year period after the awards are granted.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that shareholders vote “FOR” the approval and ratification of the amendment to the Company’s 2002 Stock Incentive Plan to permit non-employee directors to receive incentive stock awards and to eliminate the automatic grant of stock options to non-employee directors and instead make such grants of stock options discretionary. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 2 on your Proxy).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of May 23, 2008, information relating to the beneficial ownership of the Company’s common shares by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Class A Common Shares or Class B Common Shares, by each director or nominee for director, by each of the executive officers named below, and by all directors and executive officers as a group.

	Class A				Class B
			Stock
			Options
			exercisable	% of
	Number of		within 60	Class	Number of		% of
	Shares (1)(2)		days (3)	(4)	Shares (1)		Class (4)	Total Shares
Alan H. Cohen	92,000		48,500	(5)	2,168,794		42.2%	2,309,294
David I. Klapper	—		—	—	1,824,300	(6)	35.5%	1,824,300
Larry J. Sablosky	41,500	(7)	—	(5)	1,148,242	(8)	22.3%	1,189,742
Glenn S. Lyon	102,000		170,000	(5)	—		—	272,000
Steven J. Schneider	130,920		119,000	(5)	—		—	249,920
Gary D. Cohen	131,780		99,500	(5)	—		—	231,280
Kevin S. Wampler	103,276		122,000	(5)	—		—	225,276
George S. Sanders	91,427		133,000	(5)	—		—	224,427
Donald E. Courtney	106,023	(9)	112,500	(5)	—		—	218,523
Michael L. Marchetti	83,557		120,500	(5)	—		—	204,057
Samuel M. Sato	30,000		2,000	(5)	—		—	32,000
Jeffrey H. Smulyan	—		48,000	(5)	—		—	48,000
Stephen Goldsmith	—		40,000	(5)	—		—	40,000
Bill Kirkendall	—		35,000	(5)	—		—	35,000
William P. Carmichael	4,000		46,000	(5)	—		—	50,000
Catherine A. Langham	800		22,000	(5)	—		—	22,800
All directors and executive officers as a group (16 persons)	917,283		1,118,000	1 .86%	5,141,336		100%	7,176,619
Barclays Global Investors, NA	2,564,067	(10)	—	5.16%	—		—	2,564,067
Schultze Master Fund, Ltd.	4,534,508	(10)	—	9.12%	—		—	4,534,508
Genesco Inc.	6,518,971	(10) (11)	—	13.11%	—		—	6,518,971

(1)	Each executive officer and director has sole voting and investment power with respect to the shares listed, unless otherwise indicated, and the address for the executive officers and directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

(2)	The amounts in this column exclude any Class B Common Shares convertible into a corresponding number of Class A Common Shares.

(3)	The directors and executive officers listed have the right to acquire the number of shares of common stock reflected in this column within 60 days of May 23, 2008.

(4)	The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(5)	Less than 1% of the Class A Common Shares outstanding.

(6)	Includes 97,100 shares held by a family partnership of which Mr. Klapper serves as general partner.

(7)	Reflects shares gifted to a private family foundation controlled by the named individual.

(8)	Includes 150,000 Class B Common Shares held by a family partnership of which Mr. Sablosky serves as general partner, and 14,420 Class B Common Shares held by Mr. Sablosky’s spouse.

(9)	Includes 9,200 Class A Common Shares held by Mr. Courtney’s spouse.

(10)	This information is based solely on Schedule 13G and Schedule13GA filed with the Securities and Exchange Commission:

Barclays Global Investors, NA Schultze Master Fund, Ltd	as of December 31, 2007 as of March 12, 2008
Genesco Inc	as of March 7, 2008

(11)	These shares were issued by the Company to Genesco Inc. as part of a settlement agreement, dated March 3, 2008. The amount of shares issued were equal to 12.0% of the total post-issuance outstanding shares of the Company’s common stock (including the Company’s Class B common stock) as of such date. As required by the settlement agreement, Genesco intends to distribute all of the shares to its common shareholders in June 2008.
MANAGEMENT
Executive Officers and Directors
     The executive officers, directors and nominees for director of the Company are as follows:

			Executive
			Officer or
			Director
Name	Age	Position	Since
Alan H. Cohen	61	Chairman of the Board, CEO, Class I Director	1976
Glenn S. Lyon	58	President	2001
David I. Klapper	59	Senior Executive Vice President, Class III Director	1976
Larry J. Sablosky	59	Senior Executive Vice President, Class II Director	1982
Steven J. Schneider	52	Chief Operating Officer	1989
Gary D. Cohen	56	Executive Vice President, General Counsel, Secretary	1997
Kevin S. Wampler	45	Executive Vice President, CFO and Assistant Secretary	1997
George S. Sanders	50	Executive Vice President, Real Estate and Store Development	1994
Donald E. Courtney	53	Executive Vice President, IS, Distribution, CIO, Assistant Secretary	1989
Michael L. Marchetti	57	Executive Vice President, Store Operations	1995
Samuel M. Sato	44	Executive Vice President, Chief Merchandising Officer	2007
Jeffrey H. Smulyan	61	Class I Director	1992
Stephen Goldsmith	61	Class III Director	1999
Bill Kirkendall	54	Class II Director	2001
William P. Carmichael	64	Class II Director	2003
Catherine A. Langham	50	Class III Director	2006
Mr. Alan H. Cohen, a co-founder of the Company, served as Chairman of the Board, President and Chief Executive Officer of the Company from May 1982 until October 2003. In October 2003, Mr. Cohen stepped down from the Presidency and is currently the Chairman of the Board and CEO. Since 1976, Mr. Cohen has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company). Mr. Cohen is an attorney, and practiced law from 1973 through 1981. Mr. Cohen is the brother of Gary D. Cohen.
Mr. Glenn S. Lyon has served as President of the Company since October 2003, and was also the Company’s Chief Merchandising Officer from 2001 until 2007. He served as Executive Vice President and Chief Merchandising Officer from September 2001 to October 2003. Prior to joining the Company, he served as President/CEO of Paul Harris Stores, Inc., from March 2000 to February 2001. From October 1995 to February 2000, he held positions as President and General Merchandising Manager of Modern Woman Stores, a Division of the American Retail Group. Mr. Lyon also spent eight years with TJX Company as Senior Vice President and

Executive Vice President of Merchandising and Marketing. Mr. Lyon started his career in February 1973 at Macy’s N.Y., where he spent ten years in various merchandising positions.
Mr. David I. Klapper, a co-founder of the Company, has served as a director of the Company since May 1982. Mr. Klapper has also served as Senior Executive Vice President of the Company since April 2000. Mr. Klapper served as Executive Vice President from May 1982 to April 2000. From 1976 to 2000, Mr. Klapper was involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company).
Mr. Larry J. Sablosky, a co-founder of the Company, has served as a director of the Company since May 1982. Mr. Sablosky has also served as Senior Executive Vice President of the Company since April 2000. Prior to his current position, Mr. Sablosky served as Executive Vice President from May 1982 to April 2000. Prior to 1982, Mr. Sablosky was employed in a family retail business for over 10 years. Mr. Sablosky has been involved in the retail industry for over 30 years.
Mr. Steven J. Schneider has served as Chief Operating Officer of the Company since October 2003, and as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Assistant Secretary from April 2001 to October 2003. Mr. Schneider also served as Executive Vice President, Finance, Chief Financial Officer and Assistant Secretary of the Company from April 2000 to April 2001, as Senior Vice President, Finance, Chief Financial Officer and Assistant Secretary of the Company from March 1997 to April 2000, and as Vice President, Finance and Chief Financial Officer of the Company from April 1989 to March 1997. From August 1984 to March 1989, Mr. Schneider was employed as Assistant Controller for Paul Harris Stores, Inc., a women’s apparel retailer. Mr. Schneider, a Certified Public Accountant, was employed by a national accounting firm for two years and has been engaged in various financial positions in the retail industry for over 25 years.
Mr. Gary D. Cohen has served as Executive Vice President, General Counsel and Secretary of the Company since April 2000. Mr. Cohen also served as Senior Vice President, General Counsel and Secretary of the Company from July 1997 to April 2000. From April 1990 to July 1997, Mr. Cohen was a Senior Partner in the law firm of Cohen and Morelock. During the 15 years prior to his joining the Company, Mr. Cohen represented the Company regarding real estate matters. From 1978 to 1990, Mr. Cohen held partnership positions with various law firms. At the present time, Mr. Cohen retains an “Of Counsel” position with Brand Davis Elsea & Morelock. Mr. Cohen is the brother of Alan H. Cohen.
Mr. Kevin S. Wampler has served as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company since October 2003, and as Senior Vice President, Chief Accounting Officer and Assistant Secretary from April 2001 to October 2003. Mr. Wampler also served as Senior Vice President, Corporate Controller and Assistant Secretary of the Company from April 2000 to April 2001 and as Vice President, Corporate Controller and Assistant Secretary of the Company from March 1997 to April 2000. Mr. Wampler, a Certified Public Accountant, was also employed by the Company from June 1993 to March 1997 as Corporate Controller. Mr. Wampler held the position of Audit Manager at a national accounting firm from July 1986 to May 1993.
Mr. George S. Sanders has served as Executive Vice President, Real Estate and Store Development of the Company since April 2000. Mr. Sanders also served as Senior Vice President, Real Estate and Store Development of the Company from March 1997 to April 2000, and as Vice President, Real Estate and Store Construction from April 1994 to March 1997. From February 1993 to April 1994, Mr. Sanders served as Director of Real Estate of the Company. From 1983 to February 1993, Mr. Sanders was employed by Melvin Simon and Associates, a real estate developer and manager. At the time Mr. Sanders left Melvin Simon and Associates he held the position of Senior Leasing Representative.

Mr. Donald E. Courtney has served as Executive Vice President, IS, Distribution, Chief Information Officer and Assistant Secretary of the Company since October 2003, and as Executive Vice President, Chief Information Officer-Distribution from April 2000 to October 2003. Mr. Courtney also served as Senior Vice President, MIS and Distribution of the Company from March 1997 to April 2000 and as Vice President, MIS and Distribution of the Company from August 1989 to March 1997. From August 1988 to August 1989, Mr. Courtney served as Director of MIS and Distribution for the Company. From August 1976 to August 1988, Guarantee Auto Stores, Inc., an automotive retailer, employed Mr. Courtney. At the time Mr. Courtney left Guarantee Auto Stores he held the position of Vice President, -MIS and Distribution. Mr. Courtney has been involved in the retail industry for over 30 years.
Mr. Michael L. Marchetti has served as Executive Vice President, Store Operations of the Company since April 2000. Mr. Marchetti also served as Senior Vice President, Store Operations of the Company from March 1997 to April 2000 and as Vice President, Store Operations from September 1995 to March 1997. From May 1990 to September 1995, Mr. Marchetti was employed as Regional Vice President of Champs Sports, a division of Footlocker, Inc. Mr. Marchetti has been involved in the retail industry for over 30 years.
Mr. Samuel M. Sato has served as Executive Vice President, Chief Merchandising Officer of the Company since March 2007. Mr. Sato began his career at Nordstrom Inc. in 1985. He was a Regional Merchandise Manager, Menswear and Footwear, in the Northeast and Mid-Atlantic regions of Nordstrom, and then served as Divisional Merchandise Manager, Shoes. Mr. Sato was promoted to Vice President and Corporate Merchandise Manager for the Men’s Shoes Division of Nordstrom in 1999. Mr. Sato has been involved in the retail industry for over 22 years.
Mr. Jeffrey H. Smulyan has served as a director of the Company since June 1992. Mr. Smulyan is CEO, Chairman of the Board, and President of Indianapolis-based Emmis Communications Corporation, which he founded in 1981. Emmis owns and operates twenty-four (24) radio stations, one (1) network-affiliated television station, four (4) radio stations in Belgium, Hungary, Slovakia and Bulgaria, and award-winning regional and specialty magazines around the country. Mr. Smulyan, a former director of the National Association of Broadcasters and former Chairman of the Board of Directors of the Radio Advertising Bureau, sits on the Board of Trustees of the University of Southern California. Mr. Smulyan has been honored with the American Women in Radio and Television’s Silver Satellite Award, the National Association of Broadcasters’ National Radio Award, and as Radio Ink’s “Radio Executive of the Year.” In 2004, Mr. Smulyan was inducted into the Broadcast and Cable Hall of Fame. Under his leadership, Emmis was named one of Fortune’s 100 Best Companies to Work For in 2005. Mr. Smulyan is the former owner of the Seattle Mariners baseball team.
Mr. Stephen Goldsmith has served as a director of the Company since July 1999. Mr. Goldsmith is Director of CapitalSource Infrastructure Finance which invests in governmental assets. He is also Chairman of the Corporation for National and Community Service and the Daniel Paul Professor of Government, and Director of the Innovations in American Government Program at Harvard University’s Kennedy School of Government. From 2001 to 2005, he served as Senior Vice President of ACS State and Local Solutions. Mr. Goldsmith was a director of Net2Phone, Inc., an internet communications company, from 2003 to 2005, and The Steak n Shake Company, a national restaurant chain, from 1999 to 2005. Mr. Goldsmith served as Mayor of the City of Indianapolis from January 1992 to December 1999.
Mr. Bill Kirkendall has served as a director of the Company since July 2001. Mr. Kirkendall is a Partner in D.A. Weibring/Golf Resources Group, a golf course design, management and consulting firm worldwide since 2006. He is also the Chief Executive Officer of Pure Motion, Inc., a company that develops and markets technology-based training aids for recreational sports since March 2007. From 1976 to 1982 Mr. Kirkendall was Vice President of Golden Brothers Inc., a long haul trucking company. From October 1999 to November 2002, Mr. Kirkendall was President and Chief Executive Officer of Orlimar Golf Company, a manufacturer and distributor of golf equipment. Mr. Kirkendall was President and CEO of Tretorn of N.A., Inc., a distributor and licensee of athletic footwear, from 1998 to 1999. Mr. Kirkendall was a driving force with Etonic Inc.(Etonic, Tretorn, Puma USA), a distributor, manufacturer, and licensee of athletic footwear and apparel from 1982 to 1998, holding the following positions: Sales Representative from 1982 to 1985, National Sales Manager from 1985 to 1986, Vice President from 1986 to 1988, Senior Vice President from 1988 to 1989, Executive Vice President from 1989 to 1991, and President from 1991 to 1998.
Mr. William P. Carmichael has served as a director of the Company since July 2003. Mr. Carmichael currently serves as Chairman of the Board of Trustees of the Columbia Funds Series Trust, Banc of America Funds Trust, Columbia Funds Master Investment Trust, and Columbia Funds Variable Insurance Trust I. From 1998 to 2001 Mr. Carmichael was Senior Managing Director of The Succession Fund, which he co-founded in 1998. Prior to The Succession Fund, Mr. Carmichael served for 26 years in various financial positions with global consumer product companies, including Senior Vice President of Sara Lee Corporation from 1991 to 1993, Senior Vice President of Beatrice Foods from 1984 to 1990, Chief Financial Officer of Beatrice Foods from 1987 to 1990, and from 1973 to 1984 as Vice President of Esmark, Inc. Mr. Carmichael has been a director of Spectrum Brands (formerly Rayovac Corporation) since August 2002, Cobra Electronics Corporation since 1994, and Simmons Company since May 2004. He was previously a director of Opta Food Ingredients, Inc., Nations Government Income Term Trust 2004, Nations Government Income Term Trust 2003, Nations Balanced Target Maturity Fund and Hatteras Income Securities Fund.
Ms. Catherine A. Langham has served as a director of the Company since April 2006. Ms. Langham is the co-founder, President and Chief Executive Officer of Langham Logistics, Inc., a global freight management company specializing in expedited transportation, warehousing and distribution. As of July 2007, Ms. Langham serves as a director for Celadon Trucking Services, an international truckload carrier, and is a member of Celadon Trucking Services’ audit committee. Ms. Langham was a member of the Board of Directors of Marsh Supermarkets, Inc. from 1998 through September 2006, where she also served on the audit and executive committees. Ms. Langham has over 20 years of experience in the logistics industry.
Officers are appointed by and serve at the discretion of the Board. Unless otherwise stated, there are no family relationships among any directors or executive officers of the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10 percent of the Company’s Class A Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10 percent shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.
Based solely on the Company’s review of the copies of the forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for certain fiscal years, the Company believes that, except as follows, all of its officers, directors and greater than 10 percent shareholders have complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended March 1, 2008. Mr. Smulyan, an independent director of the Company, gifted 26,000 of his Company shares to a charity on December 28, 2006. The gift was not timely reported on a Form 5 as required, but Mr. Smulyan’s subsequent Form 4 filed on July 20, 2007, after the gift was made, accurately reflected his current Company share ownership.
Code of Ethics
The Company’s Code of Ethics, applicable to its directors and officers, is available on the Company’s website at www.finishline.com. The Company intends to disclose waivers under this Code of Ethics, or amendments thereto, on the Company’s website at www.finishline.com or in a report on Form 8-K as required.

BOARD OF DIRECTORS, COMMITTEES AND MEETINGS
Independence of Directors
The Board has determined that the majority of its members are “independent directors” under the criteria for independence set forth in the listing standards of the Nasdaq Stock Market (“Nasdaq”). The independent directors of the Board include Jeffrey H. Smulyan, Stephen Goldsmith, Bill Kirkendall, William P. Carmichael and Catherine A. Langham. In addition, all members of the Audit Committee and the Compensation and Stock Option Committee of the Board are independent directors and all members of the Audit Committee satisfy the independence requirements set forth in Securities and Exchange Commission (“SEC”) rules.
Meetings and Committees of the Board of Directors
The Board held fourteen meetings in fiscal 2008 and all directors attended at least 75% of the meetings of the Board and the committees of the Board of which they were members. Members of the Board are expected to attend the Annual Meeting. All of the Board members attended the 2007 Annual Meeting of Shareholders.
The Board of Directors has three (3) committees. The Audit Committee is comprised of Ms. Langham and Messrs. Goldsmith, Kirkendall and Carmichael, Chair. The Compensation and Stock Option Committee is comprised of Ms. Langham and Messrs. Kirkendall and Smulyan. The Finance Committee is comprised of Messrs. Klapper and Carmichael. The Company does not have a nominating committee nor any committee performing such functions. The Board has determined that, because a majority of its members are independent directors, it is appropriate for the independent directors to fulfill the role of nominating potential directors to the Board. Nominees are recommended to the Board by at least a majority of independent directors, meeting in executive session.
The Audit Committee. The Audit Committee is appointed by the Board and is composed solely of independent directors (as defined in the Nasdaq listing standards and SEC rules). The Audit Committee appoints the Company’s independent registered public accounting firm each year and approves the associated compensation and terms of the engagement. It also approves services that may be proposed by the independent registered public accounting firm, as well as any services provided by other professional financial services providers. The Audit Committee monitors and oversees the quality and integrity of the Company’s accounting process and systems of internal controls. Each member of the Audit Committee meets the Nasdaq financial knowledge requirements, and the Board has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and that he meets Nasdaq’s professional experience requirements. The Audit Committee is charged with reviewing and monitoring all contemplated related party transactions. In July of 2008 the Audit Committee adopted a Related Party Transaction Policy which is available on the Company’s website at www.finishline.com, specifically at the ‘Our Company’ tab then through the ‘Investor Relations’ tab. During fiscal 2008, there were no related party transactions between the Company and its executive officers and directors. The duties of the Audit Committee are set forth in its Charter which is available on the Company’s website at www.finishline.com, specifically at the ‘Our Company’ tab, then through the ‘Investor Relations’ tab. The Audit Committee met eight times during fiscal 2008.
The Compensation and Stock Option Committee (the “Compensation Committee”). The Compensation Committee is appointed by the Board and is currently composed of three non-employee independent directors (as defined in the Nasdaq listing standards). The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation structure of the Company’s executive officers including the chief executive officer. In consultation with the chief executive officer the Compensation Committee reviews and approves performance goals and objectives for the executive officers of the Company, other than the chief executive officer. The Committee also evaluates the performance of the chief executive officer and sets his annual compensation structure. The Compensation Committee is responsible for administering the Company’s 1992 Employee Stock Incentive Plan, as amended, and the Company’s 2002 Stock Incentive Plan, as amended and restated in 2005. It periodically reviews and makes recommendations to the Board with respect to director compensation. The duties of the Compensation Committee are set forth in its Charter which is available on the

Company’s website at www.finishline.com, specifically at the ‘Our Company’ tab then through the ‘Investor Relations’ tab. Decisions with respect to executive officer and director compensation are reviewed and approved by the Compensation Committee. Decisions concerning the compensation structure of the chief executive officer are recommended to all outside directors of the Board for ratification. The Compensation Committee met nine times during fiscal 2008.
The Finance Committee. The Finance Committee reviews the Company’s financial policies and performs duties as may be requested by the Board.
Meetings of the Independent Directors. The Company’s independent directors meet regularly in executive sessions outside the presence of Company management. An executive session is generally held in conjunction with each regularly scheduled meeting of the Board. The Company has not formally appointed a single director to preside at executive sessions of the independent directors. Rather, the responsibility to preside at each such meeting of independent directors is rotated among the independent directors, depending on the subject matter to be discussed at such meeting.
Nomination Process
In determining whether to nominate a candidate for election to the Company’s Board of Directors, the Board considers various criteria, such as the recommendations of the independent directors, the candidate’s relevant business skills and experience, commitment to enhancing shareholder value, and professional ethics and values, bearing in mind the requirements of the Board at that point in time. The Board believes it is appropriate that a majority of its members be independent directors and that at least one member, who also serves on the Audit Committee, be an “audit committee financial expert” as defined by SEC rules. Candidates are identified through a variety of sources, including other members of the Board, senior Company executives, individuals personally known by the members of the Board, and research. The Company will consider shareholder recommendations of candidates when the recommendations are properly submitted. To be considered, any such shareholder recommendation must be submitted as set forth under the section of this Proxy Statement entitled “Proposals of Shareholders,” and must comply with the notice, information and consent provisions set forth in the Company’s Bylaws. Shareholder nominees will be evaluated under the criteria set forth above. To recommend a prospective nominee for the Board’s consideration, a shareholder may submit a candidate’s name and qualifications to The Finish Line, Inc., Board of Directors (or the applicable Board member) at the Company’s principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary. The Board of Directors of the Company has adopted a resolution addressing the nomination process described above.
Communications with the Board of Directors
Shareholders may communicate with the Board of Directors, its committees, the independent directors as a group, or one or more members of the Board or its committees, by sending a letter to The Finish Line, Inc., Board of Directors (or the applicable member of the Board of Directors), at the Company’s principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary. If the Secretary deems appropriate, the Secretary will forward such correspondence to the Chairman of the Board or to the applicable Board member. The process by which the Secretary reviews and forwards correspondence deemed appropriate has been approved by a majority of the Board’s independent directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following is a discussion and analysis of the Company’s executive compensation structure and pertains to the named executive officers listed in the Summary Compensation Table on page 28.
Compensation Structure Objectives
A primary objective of the Compensation and Stock Option Committee (the “Committee” or “Compensation Committee”) in setting executive officer pay is to provide a balanced compensation structure that motivates the Company’s executive leadership to attain specified annual performance goals and facilitates a focus on longer-term strategy that will ensure sustainable growth of shareholder value. The Committee strives to ensure that compensation levels remain sufficiently competitive to attract and retain key individuals and remains committed to ensuring that executive officer compensation is perceived as fundamentally fair to the Company’s shareholders.
Setting Executive Officer Compensation
The basic components that comprise an executive officer’s compensation structure are a fixed base salary and an at-risk component that consists of annual performance based incentive compensation, long-term equity and non-equity incentive compensation. Annual base salaries for executive officers are primarily set at the first Compensation Committee meeting of each fiscal year. At this meeting the Committee also evaluates the achievement of performance goals for each executive officer as established by the Committee at the beginning of the fiscal year. After its evaluation of annual performance goals for the prior fiscal year the Committee then considers and sets the performance criteria and metrics that will comprise the compensation structure of each executive officer for the forthcoming fiscal year. The Committee also considers special circumstances in setting compensation, such as those that led to the adoption of the Retention Plan described below.
In setting executive officer compensation the Committee considers recommendations from members of Company management, including the chief executive officer. The executive officers for whom compensation recommendations are discussed are not present during those discussions. The Committee also discusses and sets the compensation structure for the chief executive officer who is not present during those discussions. The Compensation Committee may accept, adjust or reject any recommendations concerning executive officer compensation.
Outside Consultant
The Committee strives to evaluate the elements that make up an executive officer’s compensation in the context of Company performance and the competitive retail market within which the Company operates. To assist the Committee in setting certain portions of the compensation structures for the Company’s executive officers for fiscal 2008 the Committee retained the consulting services of Mercer Human Resource Consulting (“Mercer”).
Benchmarking
As part of its analysis in setting executive officer compensation for fiscal 2008 the Committee considered the compensation structures of executives in comparable positions at competitor companies. In setting this peer group of companies the Committee, in consultation with Mercer, considered criteria that included market capitalization, revenue, industry (specialty-retail), competitive market data provided by Mercer, and merchandise type. For fiscal 2008 this peer group consisted of: Ann Taylor Stores Corp., Men’s Wearhouse, Talbots Inc., Children’s Place Retail, Stein Mart Inc., Chico’s Inc., Dress Barn, Genesco Inc., DSW, New York & Company, Urban Outfitters Inc., J Crew Group Inc., Aeropostale, Footlocker and The Buckle Inc.
Although the Committee strives to set the basic components of executive officer compensation near the median of the peer group, the compensation structure for each named executive officer will often vary from this average because of varied performance factors and/or performance metrics the Committee incorporates into each such named executive’s compensation structure.

Annual Base Compensation
The Committee considers an executive officer’s base salary a fundamental component of the overall annual compensation structure because it directly affects target performance bonus amounts and actual performance bonus payout amounts, each of which is based on a percentage of an executive officer’s base salary. When determining an executive officer’s annual base salary the Committee considers competitive base salary amounts for similar executives in the peer group, the executive officer’s position, and the responsibilities of the position, including the level of responsibility. The Committee also strives to maintain internal pay equity among the Company’s executive management and considers this criterion a determinative factor when setting final base salary amounts. For this reason it remains the Company’s practice to not pay the chief executive officer at the highest level relative to industry peer salaries but to rather structure his compensation on a basis that is more relative to other members of executive management. For fiscal 2008, consistent with its internal pay equity objective, the Committee determined that except for the chief financial officer, each of the named executive officers receive a substantively similar increase to their base pay; the chief executive officer and president received a 4.0% increase, and the chief operating officer and the general counsel received a 4.1% increase in their base pay from last year. The chief financial officer’s base salary was adjusted upward by a percentage of 14.3% in an effort to bring his salary into a more competitive market range. Fiscal 2008 annual base salary amounts for each of the named executive officers are reflected in the Summary Compensation Table on page 28.
Annual Performance Based Incentive Compensation
After setting base salaries the Committee incorporates an annual performance based component in order to motivate the Company’s executive leadership to maximize Company performance. For fiscal 2008 the Committee designated eight of the Company’s executive officers with a title of ‘executive vice president’ or higher, including each of the named executive officers, to participate in the annual executive officer bonus program (“EOBP” or “EOBP08”). The Committee concluded that these individuals with their respective responsibilities were in the most opportune positions to drive overall company financial performance for fiscal 2008. Each such executive officer was established with a specified target bonus amount expressed as a percentage of such executive officer’s base salary. The target bonus amounts were determined by considering each executive officer’s functions and responsibilities against how those responsibilities affect overall financial performance. For the chief executive officer the EOBP08 bonus amount was set at 85% of base salary as a target, and 105% of base salary as a maximum. For the president the EOBP08 bonus amount was set at 75% of base salary as a target, and 90% as a maximum. For the chief operating officer the EOBP08 bonus amount was set at 65% of base salary as a target, and 80% as a maximum. For the general counsel and chief financial officer the EOBP08 bonus amounts were set at 60% of base salary as a target, and 70% as a maximum.
The EOBP is established and administered under the authority of the Company’s shareholder approved 2002 Stock Incentive Plan (amended and restated July 2005). For fiscal 2008 the EOBP consisted of two primary categories;
1. a qualifying Company financial performance category with an individual business unit performance portion, and
2. a discretionary management team performance category
The Committee determined to divide the EOBP08 into these two categories in part to ensure compliance with Internal Revenue Code Section 409A, and Section 162(m) of the Internal Revenue Code. Section 409A of the Internal Revenue Code imposes limits on compensation that may be deferred pursuant to a nonqualified deferred compensation plan, and Section 162(m) generally disallows a federal tax deduction to any publicly traded corporation for compensation paid in excess of $1,000,000, in a taxable year. The Committee endeavors to structure EOBP08 amounts that may be paid to continue to qualify as performance based compensation provided that preserving the tax deduction does not inhibit the Committee’s ability to achieve executive officer compensation objectives. Other than the chief executive officer, performance based bonus amounts payable to executive officers under the EOBP08 are generally not expected to exceed 100% of such executive officer’s base salary.

Qualifying Financial Performance Criteria
For fiscal 2008 the qualifying financial performance criteria consisted of: increasing pre-tax operating income, increasing comparable store sales revenue, increasing total company sales, individual business unit performance objectives, reducing aged inventory, share price performance and overhead expense reduction.
Qualifying Financial Performance Criteria Measurement
Each Company financial performance criteria is measured within a percentage range against fiscal 2007 financial performance. The performance criterion of increasing pre-tax operating income is generally determined by comparing the increase in the Company’s consolidated operating earnings for fiscal 2008 to fiscal 2007, and is subject to the following adjustments: asset impairments, material gains and/or losses from insurance costs, stock compensation expenses, all bonus payment amounts to senior management, and material legal costs incurred by the Company during the fiscal year. Due to the uncertainty of the new Paiva store concept (“Paiva”) revenue gains/losses from Paiva were excluded from the performance criteria calculation for pre-tax operating income, comparable store sales revenue, total Company sales, and reduced aged inventory.
For fiscal 2008 the percentage metric for increasing pre-tax operating income ranged from 1.0% to 14.0%, for increasing comparable store sales revenue the percentage metric ranged from 0.2% up to 2.0%, for increasing total Company sales the performance metric ranged from 1.7% to 3.5%, and for reducing aged inventory the percentage metric ranged from 1.9% to 1.0%. For purposes of calculating the performance metric for aged inventory the Committee considered aged inventory as existing Company inventory that is 365 days or older.
For the performance criteria of share price performance the Committee established that the share base price against which any fiscal 2008 increase would be measured would be the closing price of the Company’s shares on the second day following the Company’s fiscal 2007 fourth quarter earnings release (“Comparator Price”). Improvement in share price performance would be measured by comparing the average of the closing price of the Company’s shares for the last 20 business days of fiscal 2008 to the Comparator Price. The percentage metric for share price performance ranged from 6.0% to 15.0%.
The performance criterion of overhead expense reduction is measured by comparing an upward monetary deviation (measured as a percentage) from a predetermined budget of the Company’s selling-general-and-administrative-expense (“SG&A”) for fiscal 2008. For purposes of bonus criteria measurement the predetermined overhead expense budget excluded asset impairments, material gains and/or losses from insurance costs, stock compensation expenses, all bonus payment amounts to senior management, and material legal costs incurred by the Company during the fiscal year. The percentage metric for overhead expense budget reduction ranged from 3.6% to 0%. In January 2008, based on recommendations from the Company’s senior management, the Committee made a credit adjustment to the Company’s predetermined overhead expense budget based on changes made in fiscal 2008 to rate structures applicable to the Company’s freight carriers. This credit adjustment was deemed appropriate in order to rationalize the year to year comparisons of SG&A.
Individual Business Unit Performance Portion
Other than the chief executive officer, each of the named executive officers had individual business unit performance goals under the EOBP08. To better align individual performance with strategic Company initiatives the Committee concluded that it was appropriate for the remaining named executive officers to include an individual business unit performance goal component as part of their EOBP08 qualifying performance criteria. Each named executive officer’s individual business unit performance goals were established by the executive officer then reviewed and approved by the Committee at the beginning of the fiscal year. An individual business unit performance goal category was excluded from Mr. Alan Cohen’s EOBP08 criteria because of his overall responsibility for the financial performance of the Company.
Individual business unit performance goals for the named executive officers vary depending on functional role, responsibility, and alignment with strategic Company objectives.

Mr. Glenn S. Lyon’s individual business unit performance goal portion was comprised of: reducing the cost of return-to-vendor merchandise; increasing gross margin for each of the following merchandise categories: apparel, footwear, and lifestyle; and improving store traffic. Individual business unit performance goals comprised 10% of Mr. Lyon’s qualifying financial performance bonus category; he achieved 50% of this criterion.
Mr. Steven J. Schneider’s individual business unit performance goal portion comprised of: achieving minimum departmental savings in the Company’s purchasing; transportation-and-distribution; and real estate departments; improving store gross margin; and achieving minimum store labor benchmarks. Individual business unit performance goals comprised 10% of Mr. Schneider’s qualifying financial performance bonus category; he achieved 80% of this criterion.
Mr. Gary D. Cohen’s individual business unit performance goal portion was comprised of: implementation of Company-wide payroll software; measured control of legal and human resource departmental budgets; timely resolution of lease obligations and general liability claims; and the review and implementation of Company best practice policies. Individual business unit performance goals comprised 25% of Mr. Gary Cohen’s qualifying financial performance bonus category; he achieved 100% of this criterion.
Mr. Kevin S. Wampler’s individual business unit performance goal portion was comprised of: measured control of departmental budgets; measured control of direct Company expenses; and Company-inventory and store-inventory reduction. Individual business unit performance goals comprised 25% of Mr. Wampler’s qualifying financial performance bonus category; he achieved 97.5% of this criterion.
Qualifying Financial Performance Criteria Achievement and Allocation For Each Named Executive Officer
Performance criteria allocation to an EOBP08 participant is based on such participant’s accountability, influence on Company operations, tenure with the Company, and appropriate competitive challenges of a participant’s position within the Company and within the specialty-retail industry at large. The Committee strives to allocate the criteria in such a way that the challenge of achieving the performance goals is relatively consistent from year to year. As indicated above, the program’s target award opportunities are set as a percentage of a participant’s base salary.
The performance criterion of reducing aged inventory was achieved at a metric that surpassed the maximum threshold resulting in full criterion achievement. Also, the performance criterion of reducing overhead expense was achieved at metric threshold resulting in full criterion achievement. The individual business unit performance goal criterion was achieved by each named executive officer at the percentages described in the section above. Other than these three performance criteria the Company did not achieve the performance targets for any of the remaining EOBP08 qualifying performance criteria.
Qualifying financial performance criteria allocation and the resulting amounts earned by each named executive officer under this category for fiscal 2008 are as follows:
Alan H. Cohen, Chief Executive Officer:
Qualified Company financial performance criteria comprised 100% of Mr. Alan Cohen’s EOBP08 metrics. The bonus amount Mr. Alan Cohen is eligible for under the qualifying financial performance category of the EOBP08 is $100,810. Mr. Alan Cohen informed the Committee in March 2008 that he will forgo his earned bonus amount under this category for fiscal 2008.
Glenn S. Lyon, President:
Qualified Company financial performance criteria comprised 90% of Mr. Lyon’s EOBP08 performance metrics, and individual business unit performance goals comprised 10% of Mr. Lyon’s EOBP08 performance metrics. The total bonus amount Mr. Lyon was eligible for under the qualifying financial performance category of the EOBP08 was $87,750.
Steven J. Schneider, Chief Operating Officer:
Qualified Company financial performance criteria comprised 90% of Mr. Schneider’s EOBP08 performance metrics, and individual business unit performance goals comprised 10% of Mr. Schneider’s EOBP08 performance metrics. The total bonus amount Mr. Schneider was eligible for under the qualifying financial performance category of the EOBP08 was $73,892.
Gary D. Cohen, Executive Vice President, General Counsel & Secretary:
Qualified Company financial performance criteria comprised 75% of Mr. Gary Cohen’s EOBP08 performance metrics, and individual business unit performance goals comprised 25% of Mr. Gary Cohen’s EOBP08 performance metrics. The total bonus amount Mr. Gary Cohen was eligible for under the qualifying financial performance category of the EOBP08 was $73,680.
Kevin S. Wampler, Chief Financial Officer:
Qualified Company financial performance criteria comprised 75% of Mr. Wampler’s EOBP08 performance metrics, and individual business unit performance goals comprised 25% of Mr. Wampler’s EOBP08 performance metrics. The total bonus amount Mr. Wampler was eligible for under the qualifying financial performance category of the EOBP08 was $66,150.
Discretionary Management Team Performance Category
For fiscal year 2008 the Committee added a discretionary management team performance category to the EOBP08 that consisted of five measurable performance criteria: (1) the opening of a minimum of 30 new stores, (2) a comprehensive review and analysis of all stores designated as financially impaired for potential closure, (3) a measured increase of Company brand awareness from last fiscal year through the Company’s marketing initiatives as measured by an independent third party marketing analysis, (4) a business collaboration with Nike Inc. to develop and open a new concept store with the store-opening date to be finalized during fiscal 2008, (5) a measurable reduction of at least 10% of the cost of return-to-vendor footwear from fiscal 2007.
Each of the named executive officers were eligible for a performance bonus under this discretionary management team performance category, quantified as a percentage of their base salary, if the Company achieved at least three of the five listed criteria. For the chief executive officer this discretionary management bonus portion was set at 20% of base salary. For the president it was set at 15% of base salary, for the chief operating officer it was set at 15% of base salary and for the general counsel and chief financial officer it was set at 10% of their respective base salary.
The Company opened 31 new stores in fiscal 2008 achieving the first discretionary management team performance criterion. The Company’s executive management team, including each of the named executive officers, met throughout the fiscal year to review on a store-by-store basis those stores designated as financially impaired. In January 2008 the Company’s executive officers, including each of the named executive officers, provided the Committee with a comprehensive review and analysis of designated financially impaired stores to the satisfaction of the Committee. The Company’s executive management team, including each of the named executive officers, collaborated with Nike Inc. to develop a new concept store that opened in May 2008, achieving the fourth criterion. For the criterion of increasing brand awareness through the Company’s marketing efforts the Committee relied on analysis conducted by an independent marketing research company: Teen Research Unlimited (“TRU”). TRU conducted brand awareness analysis for the Company in the previous fiscal year thereby providing a benchmark against which brand awareness for fiscal 2008 could be measured. The methodology used by TRU in its analysis consisted of information gathered from self executing surveys from two sources: mail and online. The surveys were conducted bi-annually during the spring and summer months. At the time the Committee met in March 2008 to review and confirm fiscal 2008 performance achievement the analysis results for this criterion were incomplete, the Committee therefore concluded that for purposes of completing its review of fiscal 2008 performance achievement this criterion was not met. The Company did reduce the cost associated with return-to-vendor footwear in fiscal 2008 from fiscal 2007 by over 20%, satisfactorily achieving the fifth discretionary management team performance criterion.
With four of the five discretionary performance criteria satisfactorily achieved by the Company during fiscal 2008, the Committee concluded that each of the named executive officers were eligible for the maximum performance bonus amount under this category.

Discretionary Management Team Performance Bonus Amount Allocation For Each Named Executive Officer
Alan H. Cohen, Chief Executive Officer:
The discretionary management team performance category of the EOBP08 was calculated to equal 20% of Mr. Alan Cohen’s base salary. As described above the Company achieved at least three of the five discretionary management team performance criteria meeting the threshold to qualify Mr. Alan Cohen for the maximum performance bonus amount under this category: $118,600. Mr. Alan Cohen informed the Committee in March 2008 that he will forgo his earned bonus amount under this category for fiscal 2008.
Glenn S. Lyon, President:
The discretionary management team performance category of the EOBP08 was calculated to equal 15% of Mr. Lyon’s base salary. As described above the Company achieved at least three of the five discretionary management team performance criteria meeting the threshold to qualify Mr. Lyon for the maximum performance bonus amount under this category: $70,200.
Steven J. Schneider, Chief Operating Officer:
The discretionary management team performance category of the EOBP08 was calculated to equal 15% of Mr. Schneider’s base salary. As described above the Company achieved at least three of the five discretionary management team performance criteria meeting the threshold to qualify Mr. Schneider for the maximum performance bonus amount under this category: $60,900.
Gary D. Cohen, Executive Vice President, General Counsel & Secretary:
The discretionary management team performance category of the EOBP08 was calculated to equal 10% of Mr. Gary Cohen’s base salary. As described above the Company achieved at least three of the five discretionary management team performance criteria meeting the threshold to qualify Mr. Gary Cohen for the maximum performance bonus amount under this category: $30,700.
Kevin S. Wampler, Chief Financial Officer:
The discretionary management team performance category was calculated to equal 10% of Mr. Wampler’s base salary. As described above the Company achieved at least three of the five discretionary management team performance criteria meeting the threshold to qualify Mr. Wampler for the maximum performance bonus amount under this category: $28,000.
All EOBP08 compensation is paid after the end of the fiscal year once the Committee has evaluated the Company’s performance relative to the performance goals established at the beginning of the fiscal year. EOBP08 award amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 28.
Retention Bonus Plan
In light of the litigation that developed from the Company’s contemplated merger with Genesco Inc. during fiscal 2008, the Committee determined in February 2008, to re-evaluate the annual compensation structures of key employees, including the Company’s named executive officers, in order to retain those employees deemed vital to assisting the Company in resolving the ongoing Genesco litigation while continuing to manage the Company’s business operations. As part of its re-evaluation for this purpose the Committee retained the services of Mercer. After considering a report prepared by Mercer, the uncertainty of the Genesco litigation and the burden it placed on the executive management of the Company, the Committee concluded that it was in the Company’s best interest to implement a Retention Plan applicable to certain key members of executive management. The purpose of implementing the Retention Plan was to enhance the ability of the Company and its subsidiaries to retain key employees who were considered critical to the successful resolution of the Genesco related litigation as well as to the continuing business operations of the Company. Other than the chief executive officer, each of the named executive officers was named a participant in the Retention Plan. The Retention Plan consists of three payments to each Retention Plan participant with each payment structured to be made at three-month intervals. The dollar amount of the first payment to each Retention Plan participant was set to be equal to the dollar amount of the second payment, and the third and final payment was set to be equal to the sum of the first two payment amounts.

To receive the second and third payments, Retention Plan participant employees must remain employed by the Company at the time of payment of those amounts. The first payment under the Retention Plan was paid to each plan participant on February 29, 2008. Amounts paid to each named executive officer under the Retention Plan for fiscal 2008 and the future possible payments under the Retention Plan are set forth in the Summary Compensation Table on page 28 and in footnote (1) thereto.
Long Term Executive Officer Bonus Program
For fiscal 2006 and fiscal 2007 the Committee established long-term incentive bonus plans (“LTIB”), each based on a three year performance cycle with a specified cash bonus amount payable to each plan participant on the Company’s achievement of certain improved operating earnings over the three year cycle. The objective of the LTIB plans was to encourage the Company’s executive management, including each of the named executive officers, to focus on longer-term Company performance. The Committee believes that the fixed cash based incentive component of these plans serves as an adequate long term incentive as compared to a share-based plan where the value of the reward component remains uncertain and subject to a variety of factors outside of the control of plan participants. No incentive bonus amounts were paid under either of those plans in fiscal 2008, as the three year periods to which they relate have not yet expired. Potential awards under these LTIB plans were described in prior proxy statements for the applicable fiscal year.
For fiscal 2008 the Committee determined to establish a new long term incentive bonus plan (“LTIB08”) based on a three year performance cycle that includes fiscal 2008, fiscal 2009, and fiscal 2010. Operating earning threshold amounts under the LTIB08 are subject to the following adjustments: asset impairments, material gains and/or losses from insurance costs, stock compensation expenses, bonus payment amounts to senior management, and material legal costs incurred by the Company during the applicable fiscal year. Under the LTIB08 each of the following named executive officers is eligible to earn up to the target amount specified if, over the three-year performance cycle, the Company improves adjusted operating earnings, as determined in accordance with GAAP, by 30% (or what equates to an average of 10% per year) over adjusted operating earnings for fiscal 2007.
For Mr. Alan Cohen the LTIB08 target amount is $225,000, for Mr. Glenn Lyon $150,000, for Mr. Steven Schneider $125,000, for Mr. Gary Cohen $75,000 and for Mr. Kevin Wampler $75,000. To the extent that operating earnings for the three-year performance cycle are less than the stated goal but are within 90% of such goal, then the bonus award amount will be one half of the proposed bonus award. To remain eligible for an award under this program the executive officer must remain employed throughout the three-year performance cycle at such officer’s present or superior position. The Compensation Committee retains sole discretion to administer the LTIB08, including the ability to reduce award amounts and whether to grant any award amount under the program. Potential bonus amounts under the LTIB08 for each named executive officer are also reflected in the 2008 Grants of Plan-Based Awards Table on page 29.
Restricted Share and Stock Option Incentive Compensation
The Compensation Committee customarily grants Company stock and option awards annually to executive officers and key employees to encourage long term performance and to align the executives’ interests with those of shareholders. In setting a competitive mix of restricted shares and stock option grants for executive officers for fiscal 2008, the Committee considered equity distribution and equity holdings among the various peer group company executives, including a separate equity distribution and holdings report prepared for the Committee by Mercer.
When the Committee determines to grant Company stock and option awards it considers the recipient’s prior performance, the importance of retaining the recipient’s services, and the potential for the recipient’s performance in helping the Company achieve long-term performance objectives. Company stock and option award amounts are primarily determined at the Committee’s first meeting of the fiscal year, although stock and option awards may be granted at other times in the event of a new hire or promotion, or other special circumstances. Equity grants to newly-hired or newly-promoted employees with titles of vice president or below that fall within guidelines previously approved by the Committee may be approved by written action of the chief executive officer acting under a delegation from the Committee. All other equity grants are approved by resolution of the Committee.

Scheduling of the Committee’s meetings is made without regard to anticipated earnings or other potential material announcements by the Company. The Committee has no fixed formula for the allocation of stock and option awards. For fiscal 2008 the Committee considered recommendations from the chief executive officer as to which key employees should receive such awards, as well as the information contained in the equity distribution and holdings report prepared by Mercer. The Committee then allocated a combination of stock and option grants based on such recommendations and its evaluation of the factors described above.
Unless otherwise specified by the Committee, the grant date for annual equity grants to executive officers is the same date of the Committee meeting at which they are approved. The exercise price of each stock option to be awarded is calculated to equal the average of the high and low sales price of the Company’s Class A common stock on Nasdaq on the grant date. Once equity grant awards are approved by the Committee grant award letters are prepared and distributed as soon as administratively possible reflecting the number of stock options and/or restricted shares granted.
Vesting Schedule for Option Awards Granted To Named Executive Officers
The grant date for annual incentive options granted to the named executive officers in fiscal 2008 was March 19, 2007, and are set forth in the 2008 Grants of Plan Based Awards Table on page 29. The tiered vesting schedule for fiscal 2008 incentive options granted to the named executive officers is the same for each such named executive:

Vesting Dates for Options
Granted in fiscal 2008	Percent of Options Vested
3/19/08	10%
3/19/09	20%
3/19/10	30%
3/19/11	40%
By contrast, options granted to independent directors of the Company vest one year from their grant date. Prior to the exercise of an option grant, the recipient has no rights as a shareholder with respect to shares subject to such option grant, including voting rights and the right to receive dividends. The stock options granted to independent directors for fiscal 2008 are described in the 2008 Director Compensation Table on page 37.
Vesting Schedule for Stock Awards Granted
All stock awards granted by the Committee in fiscal 2008 vest under a three year cliff-vesting schedule where 100% of the restrictions on all such stock grants lapse and the shares granted vest on March 19, 2010. The grant date for all stock awards granted to named executive officers in fiscal 2008 was March 19, 2007. Dividends, if any, are paid on all restricted shares at the same rate as those received by all other shareholders of the Company. Option and stock awards made to named executive officers for fiscal 2008 are reflected in the 2008 Grants of Plan-Based Awards Table on page 29.
Employment Agreements and Change in Control
The Company maintains employment agreements with each of the named executive officers. For the Company’s chief executive officer, Mr. Alan Cohen, the Company maintains a Founders Letter Agreement. The terms of Mr. Alan Cohen’s Founders Letter Agreement provide that he is an employee at-will but is entitled to certain benefits upon a change in control of the Company. Each of the other named executive officers’ employment agreements obligates the Company to certain payment obligations to the executive in the event of termination or a change in control. The Company maintains these agreements as a means of remaining competitive, focusing each such executive officer on shareholder interests when considering strategic alternatives, and providing income protection in the event of involuntary loss of employment. Information regarding applicable payments to each named executive officer under such agreements is provided in the section entitled Potential Payments in the Event of a Termination or a Change in Control beginning on page 33.
Pension Benefits
The Company does not currently provide pension benefits to its executives or employees.

Nonqualified Deferred Compensation
On November 30, 2007, the Company adopted The Finish Line, Inc. Non-Qualified Deferred Compensation Plan 2008 (“NQDC Plan”), to be effective January 1, 2008. The NQDC Plan is a non-qualified deferred compensation plan offered to certain officers and key employees, including each of the named executive officers, of the Company who may elect to defer a specified percentage of their future compensation, and performance based compensation (up to a maximum of 80%) on a pre-tax basis. The NQDC Plan is designed to coordinate with The Finish Line Inc. Profit Sharing and 401(k) Plan (the “401(k) Plan”) so that compensation deferrals are made to the NQDC Plan only to the extent such deferrals cannot be made to the 401(k) Plan due to limits applicable to qualified plans. Deferred compensation under the NQDC Plan is credited with earnings, gains and losses, in accordance with investment options that may be selected by the participant from time to time, based on investment options available under the 401(k) Plan. The Company did not pay any above market earnings on any amounts deferred under the NQDC Plan during fiscal 2008. The NQDC Plan directs the Company to make matching contributions to the NQDC Plan equal to 3% of the amounts deferred under both the NQDC Plan and the 401(k) Plan less any matching contributions made on behalf of the participant under the 401(k) Plan. The NQDC Plan is intended to comply with the provisions of Section 409A of the Internal Revenue Code applicable to deferred compensation arrangements. Compensation amounts deferred under the NQDC Plan by named executive officers are listed in the 2008 Non Qualified Deferred Compensation Table on page 32, and are included in the Salary column of the Summary Compensation Table on page 28.
Qualified Deferred Compensation
The Finish Line Inc. Profit Sharing and 401(k) Plan is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code and is applicable to all eligible employees of the Company including each of the named executive officers. In fiscal 2008 eligible employees could elect to contribute a portion of their salary to the plan up to a maximum amount of $15,500, and the Company provided matching contributions at 100% for up to 3% of each employee’s eligible earnings. Matching contributions made by the Company to named executive officers are reflected in the Summary Compensation Table on page 28.
Perquisites
It has not been the practice of the Company to provide perquisites to its named executive officers other than to the chief executive officer. In fiscal 2008, the Company paid Mr. Alan Cohen’s annual country club membership dues and also provided Mr. Alan Cohen with use of a Company vehicle. For that portion of Mr. Alan Cohen’s use of the Company vehicle that did not meet the Internal Revenue Service’s standard for business use, the cost was imputed as income and a gross up payment for taxes was provided. The Committee considers these payments to be reasonable and consistent with its compensation structure objectives.
Tax and Accounting Considerations
To the extent readily determinable, the Compensation Committee takes into consideration the accounting and tax treatment of the various aspects of the Company’s executive compensation structure. The Company’s executive compensation plans are designed to be deductible under Section 162(m) of the Internal Revenue Code. However, since some types of compensation payments and their deductibility depend upon factors outside of the Committee’s or the Company’s control and because interpretations and changes in the tax laws and other factors beyond the Committee’s control may affect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.
The Company does not currently have a policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the Committee would evaluate whether adjustments, including implementation of recoupment procedures, are appropriate based upon the facts and circumstances surrounding the restatement and existing laws.

Additionally, Section 409A of the Internal Revenue Code governs the timing of deferrals and form of payment under the Company’s recently implemented non qualified deferred compensation program. The Committee believes that the Company has been operating the non qualified plan in good faith compliance with Section 409A.
Related Party Transactions
In accordance with the Company’s Audit Committee charter, the Audit Committee maintains responsibility for reviewing and approving any related party transactions. On July 19, 2007, the Audit Committee adopted a Related Party Transaction Policy, a copy of which is available on the Company’s website at www.finishline.com. The Company did not enter into any financial transactions with any related party or immediate family member of a director or executive officer of the Company during fiscal 2008. If any such material financial transaction were contemplated, the terms of any such transaction would be reviewed and approved by the Audit Committee prior to the Company entering into any such transaction.
Compensation Committee Report
The Company’s Compensation and Stock Option Committee has reviewed and discussed the forgoing Compensation Discussion and Analysis with management and based on such review recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Form 10-K for fiscal 2008.
This report is respectfully submitted by the members of the Compensation and Stock Option Committee set forth below:
Bill Kirkendall
Jeffrey Smulyan
Catherine Langham
Compensation Committee Interlocks and Insider Participation
Members of the Compensation and Stock Option Committee have no interlocks or insider participation, and no member is or has been a former employee or officer of the Company.

FISCAL YEAR 2008 SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)	($)(1)	($) (2)	($) (3)	($) (4)	($)	($)		($)
Alan H. Cohen	2008	$593,000	—	$296,775	$244,708	$0 (5)	—	$10,300	(6)	$1,157,806
Chairman of the Board								$13,023	(7)
and Chief Executive Officer

Glenn S. Lyon	2008	$468,000	$20,000	$252,160	$407,810	$157,950	—	$10,300	(6)	$1,316,220
President

Steven J. Schneider	2008	$406,000	$25,000	$207,544	$233,360	$134,792	—	$10,300	(6)	$1,016,996
Chief Operating Officer

Gary D. Cohen	2008	$307,000	$25,000	$158,203	$167,019	$104,380	—	$10,300	(6)	$771,902
Executive Vice President, General Counsel & Secretary

Kevin S. Wampler	2008	$280,000	$25,000	$158,203	$167,019	$94,150	—	$10,300	(6)	$734,672
Executive Vice President, Chief Financial Officer and Assistant Secretary

(1)	Amounts reflected in this column represent the first of three total payments payable to the named executive officer under the Retention Bonus Plan implemented in fiscal 2008. The second and third payments under this plan are payable to the named executive officer in fiscal 2009 provided the executive is employed by the Company on the specified payable dates in the plan which are staggered at three month intervals. The amount of the second payment under this plan is equal to the first, and the third and final payment is equal to the sum of the first two payments.

(2)	The amount reflected in this column is equal to the amount of compensation expense recognized by the Company in fiscal 2008 for the restricted shares granted in fiscal 2008, as well as in prior years, to each named executive officer and excludes the estimate of forfeitures related to time based vesting. The grant date fair market value of the restricted shares has been computed in accordance with FAS123(R). For further information regarding the valuation of restricted shares please see Note 9 to the Company’s financial statements filed with the SEC on Form 10-K on May 9, 2008. The amounts shown reflect the Company’s accounting expense for these stock awards and do not necessarily reflect the actual value that may be recognized by a named executive officer.

(3)	The amount reflected in this column is equal to the amount of compensation expense recognized by the Company in fiscal 2008 for the stock options granted in fiscal 2008, as well as in prior years, to each named executive officer and excludes the estimate of forfeitures related to time based vesting. The grant date fair market value of the stock options granted has been computed in accordance with FAS123(R). For further information regarding the valuation of stock options granted please see Note 9 to the Company’s financial statements filed with the SEC on Form 10-K on May 9, 2008. The amounts shown reflect the Company’s accounting expense for these option awards and do not reflect the actual value that may be recognized by a named executive officer.

(4)	Non-equity incentive plan compensation for services rendered in fiscal 2008 is listed for the year earned; however, the amounts were paid out in the subsequent fiscal year (April 2008).

(5)	Mr. Alan Cohen informed the Committee in March 2008 that he has elected to forgo his earned incentive bonus amounts under the EOBP08.

(6)	These amounts reflect the Company’s contribution to each named executive officer’s profit sharing and 401k plan account.

(7)	This amount represents the value of those benefits the Company provided to Mr. Alan Cohen considered perquisites, these included payment of annual country club membership dues and the tax gross up value for use of a Company vehicle.

FISCAL YEAR 2008 GRANTS OF PLAN-BASED AWARDS TABLE

									All Other	All Other
									Stock Awards:	Option Awards:
			Estimated Future Payouts						Number of	Number of	Exercise or
			Under						Shares of	Securities	Base Price	Grant Date Fair
		Date of	Non-Equity Incentive Plan Awards						Stock or	Underlying	of Option	Value of Stock and
	Grant	Committee	Threshold		Target		Maximum		Units	Options	Awards	Option Awards
Name	Date	Action	($)		($)		($)		(#) (5)	(#) (6)	($/Sh) (7)	($) (8)
Alan H.	3/19/07	3/19/07	112,500	(1)			225,500	(2)
Cohen	3/19/07	3/19/07	—		504,050	(3)	622,650	(4)
	3/19/07	3/19/07	—		—		—		25,000	80,000	$12.03	$639,950

Glenn S.	3/19/07	3/19/07	75,000	(1)			150,000	(2)
Lyon	3/19/07	3/19/07	—		351,000	(3)	421,200	(4)
	3/19/07	3/19/07	—		—		—		25,000	50,000	$12.03	$512,750

Steven J.	3/19/07	3/19/07	62,500	(1)			125,000	(2)
Schneider	3/19/07	3/19/07	—		263,900	(3)	324,800	(4)
	3/19/07	3/19/07	—		—		—		25,000	30,000	$12.03	$427,950

Gary D.	3/19/07	3/19/07	37,500	(1)			75,000	(2)
Cohen	3/19/07	3/19/07	—		184,200	(3)	214,900	(4)
	3/19/07	3/19/07	—		—		—		25,000	10,000	$12.03	$343,150

Kevin S.	3/19/07	3/19/07	37,500	(1)			75,000	(2)
Wampler	3/19/07	3/19/07	—		168,000	(3)	196,000	(4)
	3/19/07	3/19/07	—		—		—		25,000	10,000	$12.03	$343,150

(1)	Reflects the threshold amount that would be payable under the fiscal year 2008 Long Term Incentive Bonus Plan (LTIB08) if the Company were to achieve at least 90% of the goal under the LTIB08: achievement of improved adjusted operating earnings over three fiscal years by an annual average of 10% over adjusted operating earnings for fiscal year 2007. If the stated goal is achieved, amounts reflected in this column would not be payable until after the close of fiscal year 2010.

(2)	Reflects the maximum amount that would be payable under the LTIB08 if the Company were to fully achieve the stated goal under the LTIB08: achievement of improved adjusted operating earnings over three fiscal years by an annual average of 10% over adjusted operating earnings for fiscal year 2007. If the stated goal is achieved, amounts reflected in this column would not be payable until after the close of fiscal year 2010.

(3)	Reflects the target amount payable under the Company’s fiscal year 2008 annual executive officer bonus program (EOBP08) if annual performance goals are achieved. Estimated target EOBP08 payment amounts are based on a percentage of each named executive officer’s base salary: for Mr. Alan Cohen the target percentage is 85% of base salary, for Mr. Glenn Lyon the target percentage is 75% of base salary, for Mr. Steven Schneider the target percentage is 65% of base salary, for Messrs. Gary Cohen and Kevin Wampler the target percentage is 60% of base salary. Amounts actually paid under this program to each named executive officer for fiscal 2008 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation”.

(4)	Reflects the maximum amount that would be payable to each named executive officer under the annual EOBP08. The estimated maximum EOBP08 payment amounts are based on a percentage of each named executive officer’s base salary: for Mr. Alan Cohen the maximum percentage is 105% of base salary, for Mr. Glenn Lyon the maximum percentage is 90% of base salary, for Mr. Steven Schneider the maximum percentage is 80% of base salary, for Messrs. Gary Cohen and Kevin Wampler the maximum percentage is 70% of base salary. Amounts actually paid under this program to each named executive officer for fiscal 2008 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation”.

(5)	Amounts reflected in this column show the number of restricted shares granted to each named executive officer in fiscal 2008. The restricted shares granted vest under a three-year cliff-vesting schedule where all restrictions on the shares lapse and the shares granted vest on March 19, 2010.

(6)	Amounts reflected in this column show the number of stock options granted to each named executive officer in fiscal 2008. The options granted have a tiered vesting schedule whereby 10% vest one year from the grant date, 20% vest two years from the grant date, 30% vest three year from the grant date and the remaining 40% vest four years from the grant date.

(7)	The amount reflected in this column shows the exercise price which was calculated as the average of the high and low sales price of the Company’s common stock traded on the grant date of March 19, 2007.

(8)	The amount reflected in this column shows the grant date fair value of restricted shares and of stock options computed in accordance with FAS123(R). For stock option awards the fair market value was calculated by multiplying the Black-Scholes value by the number of options granted. The Black-Scholes value for stock options granted in fiscal 2008 to each of the named executive officers was $4.24. For restricted share awards the fair value was calculated by multiplying the average of the high and low sales price of the Company’s stock on the NASDAQ on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

						Stock Awards
								Market
	Option Awards					Number of		Value of
	Number of	Number of				Shares or		Shares or
	Securities	Securities				Units of		Units of
	Underlying	Underlying		Option		Stock That		Stock That
	Unexercised	Unexercised		Exercise	Option	Have Not		Have Not
	Options	Options		Price	Expiration	Vested		Vested
Name	(#)	(#) (1)		($)	Date	(#)		($) (2)
	Exercisable	Unexercisable
Alan H.	24,000	16,000		$14.29	08/31/2015	25,000	(3)	$70,750
Cohen	5,500	49,500		$16.07	03/29/2016	25,000	(4)	$70,750
	-0-	80,000		$12.03	03/19/2017

Glenn S.	35,000	-0-		$4.70	09/10/2011	20,000	(3)	$56,600
Lyon	15,000	-0-		$8.15	02/07/2012	25,000	(4)	$70,750
	35,000	-0-		$5.65	02/04/2013
	-0-	40,000	(5)	$0.50	10/23/2013
	30,000	20,000		$17.62	03/04/2014
	18,000	12,000		$14.29	08/31/2015
	4,000	36,000		$16.07	03/29/2016
	-0-	50,000		$12.03	03/19/2017

Steven J.	14,000	-0-		$4.00	04/26/2011	15,000	(3)	$42,450
Schneider	12,000	-0-		$8.15	02/07/2012	25,000	(4)	$70,750
	24,500	-0-		$5.65	02/04/2013
	24,000	16,000		$17.62	03/04/2014
	15,000	10,000		$14.29	08/31/2015
	3,500	31,500		$16.07	03/29/2016
	-0-	30,000		$12.03	03/19/2017

Gary D.	21,000	-0-		$8.15	02/07/2012	7,000	(3)	$19,810
Cohen	24,500	-0-		$5.65	02/04/2013	25,000	(4)	$70,750
	21,000	14,000		$17.62	03/04/2014
	12,000	8,000		$14.29	08/31/2015
	2,000	18,000		$16.07	03/29/2016
	-0-	10,000		$12.03	03/19/2017

Kevin S.	24,000	-0-		$4.00	04/26/2011	7,000	(3)	$19,810
Wampler	20,000	-0-		$8.15	02/07/2012	25,000	(4)	$70,750
	24,000	-0-		$5.65	02/04/2013
	21,000	14,000		$17.62	03/04/2014
	12,000	8,000		$14.29	08/31/2015
	2,000	18,000		$16.07	03/29/2016
	-0-	10,000		$12.03	03/19/2017

(1)	Generally, options outstanding will be exercisable at a price equal to the average of the high and low price on the date of grant and, unless otherwise indicated, vest on a tiered schedule over a four year period: 10% after one year, 20% after two years, 30% after three years and the remaining 40% after four years. All options expire ten years from the date of grant.

(2)	The values represented in this column have been calculated by multiplying $2.83 (the closing price of the Company’s common stock on the last trading day of fiscal 2008 — February 29, 2008) by the number of shares of stock.

(3)	Restricted shares granted on March 29, 2006, have a three year cliff- vesting schedule and vest on March 29, 2009.

(4)	Restricted shares granted on March 19, 2007, have a three-year cliff-vesting schedule and vest on March 19, 2010.

(5)	These stock options were granted to Mr. Lyon in 2003 as part of a long-term incentive award and his promotion to President, they have a five year cliff-vesting schedule and vest in full on October 23, 2008.

FISCAL YEAR 2008 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($) (1)
Alan H. Cohen	—	—	12,000	$34,860

Glenn S. Lyon	9,000	$11,160 (2)	9,000	$26,145

Steven J. Schneider	—	—	6,000	$17,430

Gary D. Cohen	—	—	5,000	-0- (3)

Kevin S. Wampler	—	—	5,000	$14,525

(1)	Amounts in this column reflect the value determined by multiplying the number of shares vested by the average of the high and low sales price of the Company’s shares on February 29, 2008, the active market-trading date that immediately preceded the actual vesting date of March 1, 2008, which was a Saturday.

(2)	This amount reflects the value realized upon the exercise of options based on the difference between the closing price for the Company’s shares on the date (January 16, 2008) that immediately preceded the date of exercise (January 17, 2008), and the option exercise price.

(3)	The named executive officer was not taxed on the amount in fiscal 2008 because he made an election under section 83(b) of the Internal Revenue Code to be taxed on this award at the time the shares were initially granted (fiscal 2006).

FISCAL YEAR 2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

Aggregate
		Registrant	Earnings	Aggregate
	Executive Contributions	Contributions in Last	in Last Fiscal	Withdrawals /	Aggregate Balance at
	in Last Fiscal Year	Fiscal Year	Year	Distributions	Last Fiscal Year-End
Name	($) (1)	($) (2)	($) (3)	($)	($) (4)
Alan H. Cohen	—	—	—	—	—

Glenn S. Lyon	—	—	—	—	—

Steven J. Schneider	$2,343	-0-	—	—	$2,307

Gary D. Cohen	—	—	—	—	—

Kevin S. Wampler	$2,692	-0-	—	—	$2,640

(1)	Represents amounts deferred under the NQDC Plan for the last two calendar months of fiscal year 2008.

(2)	No contributions were made by the Company because the minimum employee contribution-threshold of the NQDC Plan was not met by the named executive officer. The Company’s NQDC Plan was implemented on January 1, 2008, leaving only two calendar months for plan participants to defer compensation amounts under the Plan.

(3)	There were no earnings or appreciation credited to the accounts of the participants in the NQDC Plan in fiscal 2008.

(4)	Represents the balance of the participant’s account under the NQDC Plan as of March 1, 2008.

POTENTIAL PAYMENTS IN THE EVENT OF TERMINATION OR A CHANGE IN CONTROL
The Company is a party to employment agreements with each of its named executive officers. Under these agreements each of the named executive officers will be entitled to certain payment provisions if they are terminated under any of the following circumstances:
-	Without Cause by the Company or resignation by executive for Good Reason 30 days before or two years after a Change in Control;

-	Resignation by executive without Good Reason following a Change in Control;

-	Without Cause by the Company or resignation by executive for Good Reason other than during a Change in Control; and

-	For Cause by the Company or resignation by the executive without Good Reason.
Generally, pursuant to these agreements the terms “Cause”, “Good Reason” and “Change in Control” are defined as follows:
“Cause” means:
(A)	the willful and continued failure by an executive to perform his material duties;

(B)	the willful or intentional engaging by an executive in conduct within the scope of his/her employment that causes material injury to the Company;

(C)	the executive’s conviction for, or a plea of nolo contendre to, the commission of a felony involving moral turpitude; or

(D)	a material breach of the executive’s covenants of non-competition and confidentiality that causes a material injury to the Company.
“Good Reason” means if, other than for cause, any of the following has occurred:
(A)	any reduction in the executive’s base salary or annual bonus opportunity (except for across the board reductions for all similarly situated executives of the Company);

(B)	a transfer of the executive’s primary workplace by more than thirty-five (35) miles from its location; or

(C)	if such termination of employment occurs within 30 days prior to or two years following a Change in Control then any one of the following: a substantial reduction in an executive’s authority, duties or responsibilities, or the assignment of any duties or responsibilities inconsistent with an executive’s position with the Company.
“Change in Control” means the consummation of one or more of the following:
(A)	the sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group other than the three founders of the Company;

(B)	a merger, consolidation or similar reorganization of the Company with or into another entity, if the shareholders of the common stock of the Company immediately prior to such transaction do not own a majority of the voting power of the voting stock of the surviving company or its parent immediately after the transaction in substantially the same proportions as immediately prior to such transaction; or

(C)	if during any 12-month period, a majority of the then current directors cease for any reason to constitute a majority of the Board.
Termination of a Named Executive Officer 30 days Before or Two Years After a Change In Control
Other than the chief executive officer, if a named executive officer is terminated by the Company without Cause (other than by reason of death or disability) or resigns for Good Reason, in either case during the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such named executive officer will be entitled to receive benefits equal to (1) a lump sum payment that is derived by adding the named executive officer’s base salary with their annual target bonus and the value of any other bonus the executive could have earned during the year of termination, and multiplying that figure by 2.5, (2) vesting of all outstanding stock options and/or restricted shares, and (3) health insurance benefits for each executive and his dependants for two years. The chief executive officer’s Founders Letter provides that he will only be entitled to a continuation of health benefits for himself and his dependents through the age of 65, and the vesting of all stock options and restricted stock that have not otherwise vested. Each of the agreements also provides that to the extent any of the payments under the agreements become subject to an excise tax imposed by Section 4999 or 280G of the Internal Revenue Code, then the executive would receive an additional gross-up payment to indemnify him for the effect of such a tax.
The amounts shown in the tables below do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally, including accrued salary, vacation pay and 401k plan distributions. The chart below illustrates the potential payments that each named executive officer would be entitled to if they were terminated by the Company without Cause or such executive resigned for Good Reason with respect to a Change in Control on February 29, 2008:

	Lump Sum			Accelerated
	Cash	Health		Vesting of
	Payment	Insurance		Outstanding
	(Base + Target	Benefits for		Equity	Excise Tax
Named Executive	Bonus x 2.5)	two years		Awards	Gross Up
Officer	(1)	(2)		(4)	(5)
Alan H. Cohen	—	$32,432	(3)	$141,500		(6)
Glenn S. Lyon	$2,973,000	$19,761		$220,550	270,714
Steven J. Schneider	$2,452,000	$19,761		$113,200		(6)
Gary D. Cohen	$1,679,750	$14,955		$90,560		(6)
Kevin S. Wampler	$1,565,000	$19,761		$90,560	35,515

(1)	This amount is calculated by adding the named executive officer’s annual base salary, plus the executive’s target annual bonus, plus the value of any other bonus the named executive officer could have earned during the year and multiplying it by 2.5. Although no payments have yet been made to any of the named executive officers under the LTIB07 or LTIB08, amounts under both of these long-term plans could still be earned by the named executive officer if they remain employed, therefore the maximum amounts that could be payable under both the LTIB07 and LTIB08 have been included in the multiplied figure. For Mr. Lyon the maximum amount that could be earned under the LTIB07 is $150,000, and under the LTIB08 is $150,000; for Mr. Schneider the maximum amount that could be earned under the LTIB07 is $125,000, and under the LTIB08 is $125,000; for Mr. Gary Cohen the maximum amount that could be earned under the LTIB07 is $75,000, and under the LTIB08 is $75,000; for Mr. Wampler the maximum amount that could be earned under the LTIB07 is $75,000, and under the LTIB08 is $75,000.

(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each named executive officer on February 29, 2008.

(3)	Calculation based on payments through age 65 per Founders Letter Agreement.

(4)	Represents the estimated value of all previously unvested restricted stock and of all previously unvested stock options (less the applicable exercise price) subject to accelerated vesting, based on the closing price of the Company’s stock on February 29, 2008 -$2.83.

(5)	Each named executive officer’s employment agreement provides that the Company will pay a gross up payment in the event that amounts paid under the agreement become subject to an excise tax imposed by Section 4999 of the Internal Revenue Code. The amount of an applicable tax gross up payment would be such that, after deduction of any excise tax on the covered payment, the net amount retained by the executive officer would be equal to the covered amount.

(6)	Based on current estimates no excise tax gross up would be payable to the named executive officer on the contemplated date.
If a named executive officer’s employment is terminated because of death or disability then such executive, or the executive’s estate, would be entitled to his base salary through the date of termination, and any earned but unpaid portion of such executive’s annual performance bonus.
Termination of a Named Executive Officer by Resignation without Good Reason Following a Change In Control
If a named executive officer, other than the chief executive officer, resigns without Good Reason during the 30 day period that begins on the first anniversary of a Change in Control, such named executive officer shall be entitled to receive a lump sum payment equal to such executive officer’s base salary. The chief executive officer’s Founders Letter Agreement provides that he is an employee at-will and does not obligate the Company to any additional payments other than the provision of the chief executive officer’s base salary through the date of such termination.

The following chart illustrates the potential payments that each named executive officer would be entitled to if they terminated their employment by resignation without Good Reason on February 29, 2008, and such date was within the 30 day period following the first anniversary of a Change in Control:

	Lump Sum	Excise Tax
Named Executive	Payment Equal	Gross Up
Officer	to Base Salary	(1)
Alan H. Cohen	—	—
Glenn S. Lyon	$468,000	N/A
Steven J. Schneider	$406,000	N/A
Gary D. Cohen	$307,000	N/A
Kevin S. Wampler	$280,000	N/A

(1)	Based on current estimates no excise tax gross up would be payable to the named executive officer on the contemplated date.
Termination of a Named Executive Officer Other Than in Connection With a Change in Control
Other than the chief executive officer, if a named executive officer is terminated by the Company without Cause, or resigns for Good Reason, other than within a defined period surrounding a Change in Control of the Company (that period which begins 30 days prior to such Change in Control and ends two years following a Change in Control) such named executive officer will be entitled to receive a lump sum cash payment equal to such executive officer’s base salary, an amount equal to a pro-rated portion of an annual performance bonus, and any other bonus such named executive officer would have received had such executive officer remained employed through the end of the year, and continued provision of group health benefits for one year following the date of termination. The chief executive officer’s Founders Letter Agreement provides that he remain an employee at-will and does not obligate the Company to any accelerated salary or lump sum bonus payment obligations should his employment terminate during a period other than in connection with a Change in Control.
The following chart illustrates the potential payments to which each named executive officer would be entitled if he were terminated by the Company without Cause or the executive officer resigned for Good Reason other than in connection with a Change in Control on February 29, 2008:

			Health
			Insurance
	Lump Sum	Annual	Benefits
	Payment	Performance	for one	Excise Tax
Named Executive	Equal to Base	Bonus	year	Gross Up
Officer	Salary	(1)	(2)	(3)
Alan H. Cohen	—	—	—	—
Glenn S. Lyon	$468,000	$157,950	$19,761	N/A
Steven J. Schneider	$406,000	$134,792	$19,761	N/A
Gary D. Cohen	$307,000	$104,380	$14,955	N/A
Kevin S. Wampler	$280,000	$94,150	$19,761	N/A

(1)	Amounts in this column represent the actual annual performance bonus earned by the named executive officer in fiscal 2008.

(2)	The value of health insurance is based on the health insurance coverage the Company carried for each named executive officer on February 29, 2008.

(3)	No excise tax gross up would be payable to the named executive officer on the contemplated date.
Termination of a Named Executive Officer for Cause or by Executive Officer without Good Reason
If a named executive officer, other than the chief executive officer, is terminated by the Company for Cause, or the executive officer resigns without Good Reason then such executive officer would be entitled to receive his base salary through the date of termination, and any earned but unpaid portion of the executive’s annual performance bonus. The chief executive officer’s Founders Letter agreement provides that he is an employee at will and does not obligate the Company to any additional payments other than the provision of the chief executive officer’s base salary through the date of termination.

The following chart illustrates the potential payments that each named executive officer would be entitled to if they were terminated by the Company for Cause or the executive officer resigned without Good Reason on February 29, 2008:

Annual Performance
Named Executive	Bonus
Officer	(1)
Alan H. Cohen	—
Glenn S. Lyon	$157,950
Steven J. Schneider	$134,792
Gary D. Cohen	$104,380
Kevin S. Wampler	$94,150

(1)	Amounts in this column represent the actual annual performance bonus earned by the named executive officer in fiscal 2008.
The Company’s obligation to make any payments described above remain subject to such named executive officer’s continued compliance with the non-competition, non-solicitation and confidentiality obligations set forth in their respective agreements, as well as their execution of a general release in favor of the Company and its affiliates in a form reasonably acceptable to the Company.
Director Compensation
The Compensation Committee reviews and sets director compensation at the first meeting that follows the annual shareholder meeting. Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are paid $3,500 per year, an additional $3,500 per meeting for attending regular meetings of the Board of Directors, and an additional $1,000 per meeting for attending special meetings. Directors who are not employees of the Company are also reimbursed for expenses incurred in attending regular, special and committee meetings. In addition, non-employee directors receive a $1,000 fee for each Audit Committee or Compensation and Stock Option Committee meeting they attend in person or telephonically. Directors who are not employees of the Company also receive options to purchase 6,000 Class A Common Shares upon first joining the Board and additional options for 8,000 Class A Common Shares for each year they serve on the Board. The Board of Directors has approved an amendment to the 2002 Stock Incentive Plan which is being submitted for approval by shareholders at the 2008 Annual Meeting that will eliminate these automatic grants of options for Class A Common Shares to non-employee directors and permit the discretionary award of stock options and incentive stock to such directors. The following table summarizes the compensation paid to the Company’s non-employee directors for the fiscal year ended March 1, 2008.

FISCAL YEAR 2008 DIRECTOR COMPENSATION TABLE

	Fees Earned or
	Paid in Cash	Option Awards	Total
Name	($) (1)	($) (2) (3)	($)
Jeffrey Smulyan Compensation and Stock Option Committee	$53,000	$33,334	$86,334
Class I

Stephen Goldsmith Audit Committee	$47,500	$33,334	$80,834
Class III

Bill Kirkendall Compensation and Stock Option Committee	$61,000	$33,334	$94,334
Audit Committee Class II

William P. Carmichael Audit Committee	$49,500	$33,334	$82,834
Finance Committee Class II

Catherine A. Langham Audit Committee	$52,000	$38,478 (4)	$90,478
Compensation and Stock Option Committee Class III

(1)	Amounts reflected in this column include the value of an outside director’s annual retainer fee and additional fees for those directors who serve on a committee of the Board.

(2)	Amounts reflected in this column have been computed in accordance with FAS123(R) and reflect the amount expensed by the Company in its annual financial statements for grants made in fiscal 2008, as well as in prior years.

(3)	Each director was granted 8,000 options in fiscal 2008 for their annual service on the Board. The grant date was July 18, 2007. The grant date fair value of the option award, calculated in accordance with FAS123(R), is $2.95.

(4)	Ms. Langham was appointed to the Board in April 2006 and received an initial 6,000 options as a then new Board appointee. The grant date for the initial 6,000 options was April 20, 2006, the options vested one year from the grant date and the Company continued to expense a portion of these options into fiscal 2008 resulting in a higher figure (calculated in accordance with FAS123(R)) for Ms. Langham in this column from those of the other directors.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.
The Audit Committee acts under an annually reviewed charter approved by the Board in October 2003. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Company management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended March 1, 2008 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee is composed solely of independent directors (as defined in the criteria for independence set forth in the Nasdaq listing standards and SEC rules). Each member meets Nasdaq financial knowledge requirements, and the Board of Directors has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets Nasdaq professional experience requirements as well.
The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principals, the matters to be discussed by Statement of Accounting Standards No. 61, “Communication with Audit Committees,” as amended, which includes, among other items, matters relating to the conduct of an audit of the Company’s financial statements.
The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1 and has discussed with the independent auditors their independence from the Company.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended March 1, 2008, for filing with the SEC.
William P. Carmichael, Chair
Bill Kirkendall
Stephen Goldsmith
Catherine A. Langham
Relationship with Independent Public Accountants
The accounting firm of Ernst & Young LLP, which has served as the Company’s principal independent registered public accounting firm continuously since 1988, was selected by the Audit Committee to continue in that capacity for fiscal 2008. During fiscal 2008, the Company also engaged Ernst & Young LLP to render certain other professional services involving financial due diligence, assistance on tax compliance, audit of the retirement plan and general consultations pursuant to the pre-approval policies and procedures discussed below.

The appointment of an independent registered public accounting firm is approved annually by the Audit Committee. In making its determination, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. The Audit Committee has selected Ernst & Young LLP for the current fiscal year. Each professional service performed by Ernst & Young LLP during fiscal 2008 was reviewed and the possible effect of such service on the independence of the firm was considered by the Audit Committee. Additionally, the Audit Committee requires the rotation of its outside auditor’s audit partners as required by the Sarbanes-Oxley Act of 2002, as amended, and the related rules of the securities and exchange commission.
Independent Auditor Fee Information
Fees for professional services provided by the Company’s independent registered public accounting firm Ernst & Young LLP, in each of the last two fiscal years, for each of the following categories are:

	2008	2007
Audit Fees	$553,463	$423,446
Audit-Related Fees	17,500	16,500
Tax Fees	155,482	247,981
All Other Fees	-0-	-0-

	$726,445	$687,927
Fees for audit services include fees associated with the annual financial statement and internal controls audit, the reviews of the Company’s quarterly reports on Form 10-Q, and assistance with review of documents filed with the SEC. Audit-related fees principally include accounting consultations and the audit of the Company’s Profit Sharing and 401(k) plan. Tax fees consist primarily of tax compliance and consultation on routine tax matters.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services and other services performed by the independent auditor during the fiscal year. The Audit Committee pre-approves specifically defined services within the categories outlined above, subject to the budget for each category. Unless a specific service has been previously pre-approved for that year, the Audit Committee must approve the service before the independent auditor may perform such service. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve permitted services between Audit Committee meetings, subject to specified budgetary limitations, so long as the Chair reports any such decisions to the Audit Committee at its next scheduled meeting.
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
(Item 3 on your Proxy)
The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009. The Board urges you to vote “FOR” ratification of that appointment. A representative of Ernst & Young LLP plans to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 3 on your Proxy).

PROPOSALS OF SHAREHOLDERS
If a shareholder wishes to submit a proposal for consideration at the 2009 Annual Meeting of Shareholders and wants that proposal to appear in the Company’s proxy statement for that meeting, the proposal must be submitted to the Company at its principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary no later than February 18, 2009.
If a shareholder wishes to submit a proposal for consideration at the 2009 Annual Meeting of Shareholders without including that proposal in the Company’s proxy statement and form of proxy, or if a shareholder wishes to recommend a candidate for election to the Board, the Company’s Bylaws require the shareholder to provide the Company with written notice of such proposal or recommendation no less than 90 days nor more than 120 days in advance of the first anniversary of the 2008 Annual Meeting (in the event that the date of the 2009 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must provide the Company with written notice of such proposal or recommendation no less than 90 days nor more than 120 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the 2009 Annual Meeting of Shareholders). Such notice should be sent to the Company in care of the Secretary at its principal offices.
MISCELLANEOUS
The Company’s Annual Report to Shareholders for the fiscal year ended March 1, 2008, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.
The Company is not aware of any other business to be presented at the 2008 Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Gary D. Cohen
Executive Vice President,
General Counsel and Secretary
Indianapolis, Indiana
June 17, 2008

Appendix A
AMENDMENT NO. 2 TO THE
2002 STOCK INCENTIVE PLAN OF THE FINISH LINE, INC.
(As Amended and Restated July 21, 2005)
     This Amendment No. 2 to the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005) (this “Amendment”) is effective as of the date this Amendment is approved by the shareholders of The Finish Line, Inc. (the “Effective Date”).
1. The first sentence of Section 2.1 of the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005) (the “Original Plan”) is hereby deleted in its entirety and replaced with the following:
“This Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors (the “Committee”), as appointed from time to time by the Board of Directors.”
2. Section 4 of the Original Plan is hereby deleted in its entirety and replaced with the following:
“SECTION 4. PERSONS ELIGIBLE UNDER THE PLAN
Any person, including any director of the Company, who is an employee or prospective employee of the Company or any of its affiliates shall be eligible to be considered for the grant of Awards hereunder (an “Eligible Person”). For purposes of the grant provisions under Section 6 and Section 8, an “Eligible Person” shall also include a director of the Company who is not also a salaried employee (a “Nonemployee Director”). Unless provided otherwise by the Committee, the term “employee” shall mean an “employee,” as such term is defined in General Instruction A to Form S-8 under the Securities Act of 1933, as amended, ((“1933 Act”) and a “Participant” is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1.”
3. The last sentence of Section 5.1(a) of the Original Plan is hereby deleted in its entirety.
4. Section 6.7 of the Original Plan is hereby deleted in its entirety.
5. Section 8.5 of the Original Plan is hereby deleted in its entirety and replaced with the following:
“8.5 Termination of Service. Subject to Section 11, upon a termination of service of an Eligible Person with the Company and each of its affiliates prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Eligible Person shall be subject to such procedures as determined by the Committee.”
6. Except as specifically amended herein, all other terms and conditions contained in the Original Plan shall remain unchanged and shall continue in full force and effect.
[signature page immediately follows]

A-1

     In Witness Whereof, the Board of Directors has caused this Amendment No. 2 to the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005) to be amended effective as of the Effective Date.

The Finish Line Inc.,
By:	/s/ Jeffrey H. Smulyan
Jeffrey H. Smulyan, member of the
Compensation and Stock Option Committee

By:	/s/ Bill Kirkendall
Bill Kirkendall, member of the
Compensation and Stock Option Committee

By:	/s/ Catherine Langham
Catherine Langham, member of the
Compensation and Stock Option Committee

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3308 NORTH MITTHOEFFER ROAD
INDIANAPOLIS, IN 46235

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Finish Line, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FNSHL1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE FINISH LINE, INC.

						For		Against	Abstain

1.	The election of one Class I director to serve until the 2011 Annual Meeting of Shareholders:						☐	☐	☐
NOMINEE:

Alan H. Cohen

2.
Approval and ratification of an amendment to the Company’s 2002 Stock Incentive Plan to permit non-employee directors to receive stock incentive and stock option awards and eliminate the automatic grant of stock options to such directors.
							☐	☐	☐

3.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s fiscal year ending February 28, 2009.						☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof and as to which the undersigned hereby confers discretionary authority.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND ACCORDING TO THE JUDGEMENT OF THE PROXIES WITH RESPECT TO PROPOSAL 4.

Please indicate if you plan to attend this meeting.			Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

The Finish Line, Inc.
CLASS A COMMON SHARES
Proxy for the Annual Meeting of Shareholders, July 17, 2008.
This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of
Shareholders to be held on July 17, 2008, at 9:00 a.m. E.D.T. at the Company’s Corporate
Office located at
3308 N. Mitthoeffer Rd., Indianapolis, IN 46235
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement for the 2008 Annual Meeting and, revoking all prior Proxies, appoints Steven J. Schneider and Donald E. Courtney, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all Class A shares of the undersigned in The Finish Line, Inc. at the Annual Meeting of Shareholders to be held on July 17, 2008, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side of this card.